                                                                    EXHIBIT 99.1





                               FINANCING AGREEMENT


                                      among



                             ALPHA INDUSTRIES, INC.,


                                   CERTAIN OF
                                ITS SUBSIDIARIES


                                       and


                             CONEXANT SYSTEMS, INC.

                                TABLE OF CONTENTS

                                                                                                        Page
SECTION 1        DEFINED TERMS; RULES OF CONSTRUCTION...............................................     1
         1.1.    Defined Terms......................................................................     1
         1.2.    Rules of Construction..............................................................     1

SECTION 2        FINANCING..........................................................................     1
         2.1.    Revolving Credit Facility..........................................................     1
         2.2.    Acquisition Notes..................................................................     6
         2.3.    Financing Documents................................................................     8
         2.4.    Note Exchange......................................................................    10
         2.5.    Payments and Prepayments...........................................................    13

SECTION 3        GUARANTIES.........................................................................    13
         3.1.    Alpha Guaranty.....................................................................    13
         3.2.    Alpha Subsidiary Guaranty..........................................................    13
         3.3.    Expenses...........................................................................    15
         3.4.    Guaranty of Payment................................................................    15
         3.5.    Unconditional Guaranty.............................................................    15
         3.6.    Independent Obligations............................................................    16
         3.7.    Waiver of Notices..................................................................    16
         3.8.    No Release of Guaranty.............................................................    16
         3.9.    Subordination and Subrogation......................................................    17
         3.10.   Certain Actions Waived.............................................................    18
         3.11.   California Real Property Waivers...................................................    18
         3.12.   Reinstatement......................................................................    19

SECTION 4        SECURITY INTERESTS.................................................................    20
         4.1.    Grant of Security Interest.........................................................    20
         4.2.    Filings............................................................................    20
         4.3.    Power of Attorney..................................................................    20
         4.4.    Delivery of Collateral.............................................................    21
         4.5.    Further Actions....................................................................    21
         4.6.    No Assumption of Liability.........................................................    21
         4.7.    Change of Name or Jurisdiction.....................................................    22
         4.8.    Collateral Records.................................................................    22
         4.9.    Inspection and Verification........................................................    22
         4.10.   Taxes; Liens.......................................................................    22
         4.11.   Protection of Security.............................................................    23

         4.12.   Use and Disposition of Collateral..................................................    23
         4.13.   Limitation of Modification of Receivables..........................................    23
         4.14.   Covenants Regarding Patents, Trademarks and Copyrights.............................    24
         4.15.   Covenants Regarding Pledged Securities.............................................    25
         4.16.   Covenants Regarding Insurance......................................................    28

SECTION 5        REPRESENTATIONS AND WARRANTIES.....................................................    29
         5.1.    General Representations and Warranties.............................................    30
         5.2.    Representations and Warranties Concerning Collateral...............................    32
         5.3.    Scope of Certain Representations and Warranties....................................    35

SECTION 6        REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.......................................    36
         6.1.    Remedies; Obtaining the Collateral Upon Default....................................    36
         6.2.    Remedies; Disposition of the Collateral............................................    37

SECTION 7        COVENANTS..........................................................................    43
         7.1.    Payment of Obligations.............................................................    43
         7.2.    Maintenance of Property............................................................    43
         7.3.    Conduct of Business and Maintenance of Existence...................................    43
         7.4.    Compliance with Laws...............................................................    43
         7.5.    Inspection of Property, Books and Records..........................................    43
         7.6.    Investments........................................................................    44
         7.7.    Fundamental Changes................................................................    44
         7.8.    Sales of Assets....................................................................    44
         7.9.    Negative Pledge....................................................................    46
         7.10.   Restricted Payments................................................................    46
         7.11.   Transactions with Affiliates.......................................................    46
         7.12.   Indebtedness.......................................................................    47
         7.13.   Notice of Default; Other Notices...................................................    48
         7.14.   Financial Reporting................................................................    48
         7.15.   Payment of Taxes...................................................................    49
         7.16.   Capital Expenditures...............................................................    49
         7.17.   Minimum Cash Balance...............................................................    49
         7.18.   Excluded Subsidiaries; Restricted Subsidiaries.....................................    50

SECTION 8        INDEMNITY..........................................................................    50
         8.1.    Indemnity..........................................................................    50
         8.2.    Expense Reimbursement..............................................................    52
         8.3.    Indemnity Obligations Secured by Collateral........................................    52
         8.4.    Survival...........................................................................    52

SECTION 9        MISCELLANEOUS......................................................................    52
         9.1.    Notices............................................................................    52
         9.2.    Waiver; Amendment..................................................................    54
         9.3.    Obligations Absolute...............................................................    54
         9.4.    Successors and Assigns.............................................................    54
         9.5.    Governing Law......................................................................    54
         9.6.    Termination; Release...............................................................    54
         9.7.    Counterparts.......................................................................    55
         9.8.    Severability.......................................................................    55
         9.9.    Jurisdiction; Consent to Service of Process........................................    55
         9.10.   Waiver of Jury Trial...............................................................    56
         9.11.   Additional Subsidiary Obligors.....................................................    56
         9.12.   Confidentiality....................................................................    56
         9.13.   Entire Agreement...................................................................    57
         9.14.   No Third Party Beneficiaries.......................................................    57
         9.15.   Withholding Taxes..................................................................    57
         9.16.   Foreign Subsidiaries...............................................................    58

                               FINANCING AGREEMENT


         AGREEMENT dated as of June 25, 2002 among Conexant Systems, Inc., a Delaware corporation ("CONEXANT"), Alpha Industries, Inc., a Delaware corporation ("ALPHA"), and each of the subsidiaries of Alpha that are or are to become a party to this Agreement (the "ALPHA SUBSIDIARIES").

                                   SECTION 1

                      DEFINED TERMS; RULES OF CONSTRUCTION


1.1. DEFINED TERMS. In this Agreement, terms defined in Exhibit A shall have the meanings set forth therein, terms defined in the preamble, preliminary statements or other sections of this Agreement shall have the meanings set forth therein, terms defined in the UCC and not otherwise defined in this Agreement shall have the meanings set forth in the UCC, and capitalized terms used but not otherwise defined in this Agreement which are defined in the Purchase Documents shall have the meanings set forth in the Purchase Documents.

1.2. RULES OF CONSTRUCTION. The rules of construction set forth in Exhibit A shall apply to this Agreement.

                                   SECTION 2

                                    FINANCING


2.1. REVOLVING CREDIT FACILITY.

         2.1.1. REVOLVING CREDIT COMMITMENT.

                  2.1.1.1. COMMITMENT TO LEND. During the Availability Period, Conexant agrees, subject to the terms and conditions set forth in this Agreement, to make Revolving Loans to Alpha from time to time in amounts such that the aggregate principal amount of all Revolving Loans then outstanding does not exceed the Commitment.

                  2.1.1.2. COMMITMENT AMOUNT. The Commitment shall be $100,000,000, less the Reserve, if any, subject to reduction and termination as provided in Section 2.1.1.3.

                  2.1.1.3. COMMITMENT TERMINATION AND REDUCTION. Alpha may at any time during the Availability Period, upon at least two Business Days' notice to Conexant, (i) terminate the Commitment at any time when no Revolving Loans are outstanding, and (ii) reduce from time to time the amount of the Commitments in excess of the then outstanding aggregate principal amount of Revolving Loans then outstanding. The Commitment shall terminate on the Expiration Date. Conexant may at any time when an Event of Default has occurred and is continuing terminate the Commitment in whole or in part as provided in Section 2.1.5.6. The Commitment shall terminate, automatically and without notice or other action to or by any person, upon the occurrence of any Bankruptcy Event. The Commitment shall be reduced, automatically and without notice or other action to or by any person, by an amount equal to the product of (x) 1 1/3 and (y) the aggregate amount of any prepayment of Revolving Loans required to be made pursuant to Sections 2.1.5.4 and 2.1.5.5; provided that if the product of
                  (x) and (y) would result in a Commitment of less than the outstanding principal amount of the Revolving Loans, after giving effect to any prepayment required to be made pursuant to Sections 2.1.5.4 and 2.1.5.5, then the Commitment shall be equal to the then outstanding principal amount of the Revolving Loans, after giving effect to any such prepayment.

         2.1.2. REVOLVING LOANS. Within the limits set forth in Section 2.1.1, Alpha may borrow, repay, prepay and reborrow at any time during the Availability Period.

         2.1.3. BORROWING PROCEDURE. Alpha may borrow by giving Conexant a Notice of Borrowing not later than 10:30 a.m. (Pacific time) on the third Business Day before each Revolving Loan. Each Notice of Borrowing shall specify (i) the date of the borrowing, which must be a Business Day and (ii) the aggregate amount of the borrowing and must be signed on behalf of Alpha by its chief executive officer or chief financial officer. Each borrowing must be in an aggregate principal amount of $5,000,000 (or any larger multiple of $1,000,000). Not later than 11:00 a.m. (Pacific time) on the date of each borrowing, Conexant will make available to Alpha the amount requested in the applicable Notice of Borrowing by transferring such amount, in immediately available funds, to the Borrower Account.

         2.1.4. INTEREST.

                  2.1.4.1. INTEREST RATE. Each Revolving Loan shall bear interest on the outstanding principal amount thereof, for each day it is outstanding, at a rate per annum equal to the Applicable Rate for the Revolving Loans.

                  2.1.4.2. DEFAULT RATE. If any Event of Default has occurred and is continuing, each Revolving Loan shall bear interest on the outstanding amount thereof, for each day it is outstanding, at a rate per annum equal to the Applicable Rate for Revolving Loans plus 2%.

                  2.1.4.3. INTEREST PAYMENTS. Interest on Revolving Loans shall be paid monthly in arrears on the last Business Day of each month and on the Expiration Date.

                  2.1.4.4. INTEREST COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         2.1.5. REPAYMENT OF REVOLVING LOANS.

                  2.1.5.1. EXPIRATION DATE. Alpha hereby unconditionally promises that on the Expiration Date, Alpha shall repay the unpaid principal amount of each Revolving Loan then outstanding, together with all accrued and unpaid interest on such principal amount to the date of payment.

                  2.1.5.2. OPTIONAL PREPAYMENT. Alpha may, at any time and from time to time, upon three (3) days' prior written notice to Conexant, prepay any Revolving Loans, in whole or in part, together with interest on the amount prepaid to the date of prepayment, without penalty or premium. Once Alpha has given notice of a prepayment hereunder, Alpha shall be obligated to make such prepayment.

                  2.1.5.3. MANDATORY PREPAYMENT; COMMITMENT AMOUNT. In addition to any other mandatory prepayments or commitment reductions required pursuant to this Agreement, Alpha shall, automatically and without notice or other action to or by any person, prepay Loans at such times and in such amounts as shall be required to assure that the aggregate principal amount of all Revolving Loans then outstanding does not at any time exceed the Commitment as then in effect. In the event of any termination of the Commitment, Alpha shall prepay all Revolving Loans then outstanding on the date of such termination, together with all accrued and unpaid interest to the date of payment.

                  2.1.5.4. MANDATORY PREPAYMENTS; RELEVANT TRANSACTIONS. In addition to any other mandatory prepayments or commitment reductions required pursuant to this Agreement, not later than one Business Day after Alpha receives any Net Cash Proceeds from any Relevant Transaction, Alpha shall apply all of the Net Cash Proceeds of such Relevant Transaction as follows: (a) first to prepay principal of the Acquisition Notes, pro rata in proportion to the principal amounts of the Acquisition Notes outstanding immediately prior to any such prepayment, any such prepayment to be applied first to reduce the amount of any prepayment required by Section 2.2.2.4 and second to reduce the amount payable on the Maturity Date of the Acquisition Notes and (b) second to prepay Revolving Loans then outstanding (whereupon the Commitment shall be reduced as provided in Section 2.1.1.3). Notwithstanding the foregoing, Alpha may retain that portion of the Net Cash Proceeds of such Relevant Transaction as may be required to assure that the amount of Available Cash is not less than $60,000,000; provided that nothing herein shall permit Alpha to retain any amount of Available Cash in excess of $60,000,000 after the Excess Cash Payment Date immediately following the receipt of such Net Cash Proceeds.

                  2.1.5.5. MANDATORY PREPAYMENTS; EXCESS CASH. In addition to any other mandatory prepayments or commitment reductions required pursuant to this Agreement, on each Excess Cash Payment Date following July 31, 2002, Alpha shall apply an amount equal to all Excess Cash as follows: (a) first to prepay principal of the Acquisition Notes, pro rata in proportion to the principal amounts of the Acquisition Notes outstanding immediately prior to any such prepayment, any such prepayment to be applied first to reduce the amount of any prepayment required by Section 2.2.2.4 and second to reduce the amount payable on the Maturity Date of the Acquisition Notes and (b) second to prepay Revolving Loans then outstanding (whereupon the Commitment shall be reduced as provided in Section 2.1.1.3).

                  2.1.5.6. EVENT OF DEFAULT. If any Event of Default has occurred, at any time thereafter during the continuance of such Event of Default, Conexant may, by notice to Alpha, take either or both of the following actions (in addition to exercising any other rights or remedies it may have under this Agreement, applicable law or otherwise):

                  (i) terminate the Commitment; and

                  (ii) declare the Revolving Loans then outstanding to be due and payable, in whole or in part, whereupon the principal of the Revolving Loans, together with accrued interest thereon and all other liabilities under this Agreement or any other Financing Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Alpha and each of the other Obligors, anything contained in this Agreement or the other Financing Documents to the contrary notwithstanding.

                  If any Bankruptcy Event occurs, the Commitments shall automatically terminate and the principal of the Revolving Loans, together with accrued interest thereon and all other liabilities under this Agreement or any other Financing Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Alpha and each of the other Obligors, anything contained in this Agreement or the other Financing Documents to the contrary notwithstanding.

         2.1.6. EVIDENCE OF REVOLVING LOANS. Conexant shall maintain accounts and records in which it shall record for each Revolving Loan made by it hereunder:

                  2.1.6.1. the amount and the borrowing date of such Revolving Loan;

                  2.1.6.2. the amount of any principal paid, pre-paid and repaid for such Revolving Loan;

                  2.1.6.3. the amount of any interest payable and paid for such Revolving Loan; and

                  2.1.6.4. the amount of any other sum paid by Alpha under this Agreement.

         The entries made in such accounts shall be prima facie evidence of the existence and amounts of the obligations therein recorded. Conexant may request that its Revolving Loans be evidenced by a promissory note. In such event, Alpha shall execute and deliver to Conexant a promissory note payable to the order of Conexant substantially in the form annexed as Exhibit B-1.

         2.1.7. USE OF PROCEEDS. All proceeds of the Revolving Loans shall be used solely for (i) the working capital, Capital Expenditures (to the extent permitted by Section 7.16) and general corporate purposes of Alpha and its Subsidiaries (subject to the restrictions herein with respect to Excluded Subsidiaries and Restricted Subsidiaries) and (ii) to pay expenses incurred by Alpha and its Subsidiaries in connection with the Spin-off, the Merger, the Purchase Documents and the Financing Documents. No part of the proceeds shall be used (i) to purchase or carry any Margin Stock or to extend credit for purpose of purchasing or carrying any Margin Stock, or (ii) to make Investments, other than Permitted Investments, or (iii) make any Restricted Payments.

2.2.     ACQUISITION NOTES.

         2.2.1. INTEREST.

                  2.2.1.1. INTEREST RATE. Each Acquisition Note shall bear interest on the outstanding principal amount thereof, for each day it is outstanding, at a rate per annum equal to the Applicable Rate for the Acquisition Notes.

                  2.2.1.2. DEFAULT RATE. If any Event of Default has occurred and is continuing, each Acquisition Note shall bear interest on the outstanding amount thereof, for each day it is outstanding, at a rate per annum equal to the Applicable Rate for Acquisition Notes plus 2%.

                  2.2.1.3. INTEREST PAYMENTS. Interest on Acquisition Notes shall be paid quarterly in arrears on the last Business Day of each June, September, December and March, commencing June 30, 2002 and on the Maturity Date.

                  2.2.1.4. INTEREST COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         2.2.2. REPAYMENT OF ACQUISITION NOTES.

                  2.2.2.1. ALPHA NOTES MATURITY DATE. Alpha hereby unconditionally promises that on the Maturity Date, Alpha shall repay the unpaid principal amount of each Alpha Note then outstanding, together with all accrued and unpaid interest on such principal amount to the date of payment.

                  2.2.2.2. MEXICALI NOTE MATURITY DATE. Mexicali hereby unconditionally promises that on the Maturity Date, Mexicali shall repay the unpaid principal amount of each Mexicali Note then outstanding, together with all accrued and unpaid interest on such principal amount to the date of payment.

                  2.2.2.3. OPTIONAL PREPAYMENT. Alpha and Mexicali may, at any time and from time to time, upon three (3) days' prior written notice to Conexant, prepay any Acquisition Note, in whole or in part, together with interest on the amount prepaid to the date of prepayment, without penalty or premium. Once Alpha or Mexicali has given notice of a prepayment of an Acquisition Note hereunder, Alpha and Mexicali shall be obligated to make such prepayment. Any such prepayment shall be applied first to reduce the amount of any prepayment required by Section
                  2.2.2.4 and
                  second to reduce the amount payable on the Maturity Date of such Acquisition Note.

                  2.2.2.4. MANDATORY PREPAYMENTS OF ACQUISITION NOTES. In addition to any other mandatory prepayments required pursuant to this Agreement, not later than the date that is 270 calendar days after the Closing Date, Alpha or Mexicali, as applicable, shall pay the Acquisition Notes in the following principal amounts, unless sooner paid as provided herein or in the Acquisition Notes:

      NOTE                                       AMOUNT OF PRINCIPAL PAYMENT
Stock Purchase Note                                  $ 9,555,000

U.S. Asset Purchase Note                             $25,445,000

Mexicali Note or Exchange Note                       $40,000,000

Total                                                $75,000,000


                  2.2.2.5. FUNDING PREPAYMENTS. Prepayments of Acquisition Notes made pursuant to this Section shall be made (1) by Alpha directly in respect of the Alpha Notes and (2) by Alpha making a contribution to the capital of Mexicali in an amount sufficient to enable Mexicali to make any required prepayment of the Mexicali Note, and causing Mexicali to make such prepayment, as and when due.

                  2.2.2.6. EVENT OF DEFAULT. If any Event of Default has occurred, at any time thereafter during the continuance of such Event of Default, Conexant may, by notice to Alpha and Mexicali (in addition to exercising any other rights or remedies it may have under this Agreement, applicable law or otherwise) declare the Acquisition Notes then outstanding to be due and payable in whole or in part, whereupon the principal of the Acquisition Notes, together with accrued interest thereon and all other liabilities under this Agreement or any other Financing Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Alpha, Mexicali and each of the other Obligors, anything contained in this Agreement or the other Financing Documents to the contrary notwithstanding. If any Bankruptcy Event occurs, the principal of the Acquisition Notes, together with accrued interest thereon and all other liabilities under this Agreement or any other Financing Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Alpha, Mexicali and each of the other Obligors, anything contained in this Agreement or the other Financing Documents to the contrary notwithstanding.

2.3. FINANCING DOCUMENTS. Subject to the terms and conditions in this Agreement, on the Closing Date, Alpha shall deliver to Conexant the following in connection with the financing for the acquisitions pursuant to the Purchase Documents:

         2.3.1. ALPHA NOTES. The Alpha Notes, dated the Closing Date, in the principal amounts set forth in Schedule 2.3.1, and duly executed and delivered by Alpha and guaranteed por aval by Mexicali.

         2.3.2. MEXICALI NOTE. The Mexicali Note, dated the Closing Date, in the principal amount set forth in Schedule 2.3.2, and duly executed and delivered by Mexicali and guaranteed por aval by Alpha.

         2.3.3. SECURITY DOCUMENTS. Each of the Security Documents, dated as of the Closing Date, and duly executed by each of the parties thereto.

         2.3.4. CLOSING CERTIFICATE. A Closing Certificate for each Obligor, dated the Closing Date, and duly executed by an executive officer of the Obligor, as appropriate, certifying as to the matters set forth therein.

         2.3.5. UCC FINANCING STATEMENTS. The UCC financing statements in proper form for filing and recording in the appropriate recording offices in all United States jurisdictions in which such filings are necessary or appropriate to perfect the security interest granted by this Agreement and the other U.S. Security Documents.

         2.3.6. MORTGAGE RECORDING. The U.S. Mortgages and the Mexican Mortgages in proper form for filing and recording in the appropriate recording offices in all United States and Mexican jurisdictions in which such filings are necessary or appropriate to perfect the Liens granted therein.

         2.3.7. FIANZA. The Fianza, dated the Closing Date, and duly executed by Mexicali.

         2.3.8. INSURANCE. In respect of each insurance policy covering Alpha and its Subsidiaries, a certificate of insurance describing the policies of insurance referred to in Section 4.16.

         2.3.9. PLEDGED SECURITIES. The following documents and instruments in respect of the Pledged Securities:

                  2.3.9.1. Certificates representing the Pledged Securities, duly endorsed for transfer or accompanied by assignment forms or powers endorsed in blank, except (a) as otherwise provided below for the Foreign Subsidiaries organized under the laws of Korea and Japan, the Pledged Securities of which shall be endorsed as hereinafter provided, and (b) to the extent any of the Pledged Securities of any Foreign Subsidiary are not certificated, Alpha shall cause the pledge of the relevant Pledged Securities to be effected in accordance with applicable local laws governing the effective pledge of such Pledged Securities, which may include, but not be limited to, the registration or recording of Conexant as pledgee in the share register or such other instrument evidencing the ownership of such Pledged Securities, as described in more detail hereinafter.

                  2.3.9.2. In respect of Conexant Systems Finland Oy ("FINLAND"), a notice of the pledge of the Pledged Stock of Finland, countersigned by Alpha and a director of Finland.

                  2.3.9.3. In respect of Conexant Wireless S.A.S. ("FRANCE"),
                  (a) evidence reasonably satisfactory to Conexant that the pledge of shares of France has been registered in the special account of the share register of France, (b) a Pledge of Share Account Declaration for the pledge of the Pledged Securities of France, duly executed by Alpha and (c) a Certificate of Pledge of Account of Financial Instruments for the pledge of the Pledged Securities of France, duly executed by France.

                  2.3.9.4. In respect of Mexicali, evidence reasonably satisfactory to Conexant that the pledge of stock of Mexicali has been duly recorded in the Mexicali Shareholders' and Shares' Registry Books.

                  2.3.9.5. In respect of Conexant Systems Korea, Ltd. ("KOREA"),
                  (a) evidence reasonably satisfactory to Conexant that the pledge of Pledged Securities of Korea has been registered in the shareholders list of Korea, and (b) an endorsement on each share certificate representing the Pledged Securities of Korea in favor of Conexant as pledgee.

                  2.3.9.6. In respect of LeaderCo Japan KK ("JAPAN"), (a) evidence reasonably satisfactory to Conexant that the pledge of shares of Japan has been registered in the shareholders list of Japan, and (b) a recordation of Conexant as a pledgee on each share certificate representing Pledged Securities of Japan.

                  2.3.9.7. In respect of LeaderCo UK Ltd. ("UK"), (a) evidence reasonably satisfactory to Conexant that (i) Alpha has been recorded as the owner of all the outstanding share capital of UK in the register of members of UK, and (b) the Share Mortgage in respect of all the outstanding share capital of UK, in form reasonably satisfactory to Conexant, duly executed as a deed by Alpha.

         2.3.10. PLEDGED INSTRUMENTS. Originals of each of the Instruments referred to in Schedule 5.2.1 (5), duly endorsed for transfer or accompanied by assignment forms or powers endorsed in blank.

         2.3.11. LEGAL OPINIONS. An opinion of counsel for Alpha and the Alpha Subsidiaries, dated the Closing Date, substantially in the form annexed as Exhibit J-1. An opinion of counsel for Trans-Tech, Inc., dated the Closing Date, substantially in the form annexed as Exhibit J-2.

         2.3.12. FEES AND EXPENSES. Evidence reasonably satisfactory to Conexant that Alpha has paid all transfer, UCC, Patent and Trademark Office, mortgage, notary, documentary, stamp or other filing or recording fees or taxes, and title insurance premiums incurred by Conexant in connection with the Financing Documents and establishing or perfecting the Liens provided in the Security Documents, as set forth in Schedule 2.3.12.

         2.3.13. OTHER. Such other documents and instruments as Conexant may reasonably request to establish, perfect or enforce the Liens granted in this Agreement or the other Financing Documents or to protect and enforce any rights or remedies provided in this Agreement or the other Financing Documents.

2.4. NOTE EXCHANGE. Subject to the terms and conditions set forth in this
Section 2.4, Conexant shall have the right to exchange the Mexicali Note for the Alpha Exchange Note (the "EXCHANGE RIGHT").

         2.4.1. The Exchange Right may be exercised (i) at any time after the date which is 45 calendar days following the Closing Date and before two (2) Business Days prior to the Maturity Date, and (ii) only (x) in connection with a Transfer permitted by Section 9.4 in respect of which Conexant can make the certification provided for in Section 2.4.2.3 (a) or (y) with Alpha's consent, and (iii) only once as to the entire Mexicali Note.

         2.4.2. To exercise the Exchange Right, Conexant must deliver to Alpha an Exchange Notice substantially in the form annexed as Exhibit F, appropriately completed in conformity herewith:

                  2.4.2.1. The Exchange Notice shall state the date on which the Mexicali Note will be exchanged for the Alpha Exchange Note (the "EXCHANGE

                  DATE"). The Exchange Date must be a Business Day which is not less than two (2) Business Days after the date the Exchange Notice is given by Conexant.

                  2.4.2.2. The Exchange Notice shall be signed by an executive officer of Conexant and delivered to Alpha in accordance with
                  Section 9.1(a).

                  2.4.2.3. In the Exchange Notice, Conexant shall either (a) certify that it has entered into a binding contract to sell, assign, pledge, hypothecate, securitize, monetize, grant one or more participations or sub-participations in, enter into one or more swap agreements or other derivative transactions in respect of or otherwise transfer ("TRANSFER") a portion or all of its right, title or interest in, to or under the Alpha Notes and the other Financing Documents or (b) request Alpha's consent to the exercise of the Exchange Right.

                  2.4.2.4. Alpha shall promptly, and in any event within two (2) Business Days, either grant or deny any request made by Conexant pursuant to Section 2.4.2.3 (b).

         2.4.3. If the Exchange Right is exercised, on the Exchange Date the Mexicali Note and the Alpha Exchange Note shall be exchanged as follows:

                  2.4.3.1. Conexant shall deliver to Alpha, against receipt of the Alpha Exchange Note as provided in Section 2.4.3.2, the Mexicali Note, endorsed, without recourse, to Alpha. Such transfer shall be made without representation or warranties of any kind by Conexant except those set forth in Section 3-417(3) of the UCC. Conexant shall also deliver to Alpha evidence reasonably satisfactory to Alpha that the Transfer will be consummated promptly after the Exchange.

                  2.4.3.2. Alpha shall issue and deliver to Conexant, against receipt of the Mexicali Note as provided in Section 2.4.3.1, the Alpha Exchange Note, issued in a principal amount equal to the outstanding principal amount of the Mexicali Note on the Exchange Date, dated the Exchange Date, and signed on behalf of Alpha by a duly authorized officer of Alpha.

         2.4.4. If the Exchange Right is exercised, Mexicali, Alpha and Conexant hereby agree that, effective immediately upon the consummation of the exchange pursuant to Section 2.4.3, the Mexicali Note shall either be:

                  2.4.4.1. contributed by Alpha to the capital of Mexicali, in which case (1) Alpha shall, on the Exchange Date, deliver the Mexicali Note to

                  Mexicali, endorsed by Alpha as "paid in full and canceled" and
                  (2) Mexicali shall deliver to Alpha (with a copy to Conexant) an acknowledgment of such capital contributions; or

                  2.4.4.2. exchanged for cash and/or in cancellation of inter-company indebtedness between Alpha and Mexicali and/or a new promissory note issued by Mexicali which shall be subordinated and junior in right of payment to the prior payment in full of all Obligations on the terms satisfactory to Conexant in its sole discretion, which terms will be incorporated into any promissory note issued by Mexicali, effective as of the Exchange Date, as fully as if set forth herein and therein.

         2.4.5. If the Exchange Right is exercised, Alpha shall on the Exchange Date, immediately after the consummation of the exchange pursuant to
         Section 2.4.3, deliver to Conexant any note issued pursuant to Section 2.4.4.2, accompanied by an assignment duly endorsed in blank by Alpha, to be held as Collateral securing the payment and performance of the Obligations in accordance with the provisions of this Agreement.

         2.4.6. Mexicali shall promptly, and in no event later than five Business Days after the Exchange Date, file, individually or jointly with Conexant as required by Mexican law, at the Public Registry of Property and Commerce (Registro Publico de la Propiedad y de Comercio) of the city of Mexicali, State of Baja California, Mexico, an annotation on the records relating to the Mexican Mortgage deed and such other instruments and documents as Conexant may reasonably request to assure that the security interest and mortgage Lien of the Mexican Mortgage secures the Alpha Exchange Note and that such security interest and mortgage Lien is a legal, valid, binding, enforceable and fully perfected, first-priority security interest and mortgage Lien, subject only to Permitted Liens. Mexicali, Alpha and the Obligors shall execute and deliver such documents, including, without limitation, amendments to the U.S. Mortgages, and updates to any title insurance policy delivered to Alpha on the Closing Date in respect of Trans-Tech's property in Frederick, Maryland, as Conexant may reasonably request to assure that the security interest and mortgage Lien of the U.S. Mortgages secures the Alpha Exchange Note and that such security interest and mortgage Lien is a legal, valid, binding, enforceable and fully perfected, first-priority security interest and mortgage Lien.

         2.4.7. Alpha shall pay or reimburse Conexant for all fees, costs, and expenses associated with the filings referred to in Section 2.4.7, including all mortgage, notary, documentary, stamp or other filing or recording fees or taxes related thereto, title insurance premiums in respect of Trans-Tech's property in Frederick, Maryland and reasonable attorney fees and expenses related thereto, within 10

         Business Days after Conexant's request therefor and delivery to Alpha of an invoice, statement of account or other appropriate documentation.

         2.4.8. The Alpha Exchange Note shall be an Alpha Obligation from and after the time it is issued and delivered as herein provided. Mexicali's obligations under this Section 2.4 shall be Mexicali Obligations.

2.5.     PAYMENTS AND PREPAYMENTS.

         2.5.1. ADDRESS FOR PAYMENT. Payments of both principal and interest on Revolving Loans and Acquisition Notes shall be made by wire transfer, in lawful money of the United States of America in immediately available funds, to the account of Conexant at Comerica Bank, Detroit, Michigan, ABA #072000096, Account Number 1850967629 (or at any other place in the United States of America previously designated by Conexant at least ten (10) Business Days before the given payment date), not later than 11:00 a.m. (Pacific time).

         2.5.2. PAYMENTS ON A BUSINESS DAY. If any payment on any Revolving Loan or Acquisition Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in Michigan are authorized or required by law to close, the date for payment thereof shall be extended to the next succeeding business day. Interest on the outstanding principal amount of any Revolving Loan or Acquisition Note shall accrue during such extension at the then Applicable Rate.

                                   SECTION 3

                                   GUARANTIES


3.1. ALPHA GUARANTY. Alpha hereby unconditionally and irrevocably guaranties, as primary obligor and not merely as a surety, (x) the due and punctual payment and performance, as and when due, of all Mexicali Obligations and (y) the payment of all Mexicali Obligations, whether or not due and payable by Mexicali, upon the occurrence of any Bankruptcy Event in respect of Mexicali, such amount to be paid on demand.

3.2. ALPHA SUBSIDIARY GUARANTY. Each Alpha Subsidiary, jointly and severally with each other Alpha Subsidiary, hereby unconditionally and irrevocably guaranties, as primary obligor and not merely as a surety, (x) the due and punctual payment and performance, as and when due, of all Mexicali Obligations and Alpha Obligations and (y) the payment of all Mexicali Obligations and Alpha Obligations, whether or not due and payable by Mexicali or Alpha, upon the occurrence of any Bankruptcy Event in respect of Mexicali or Alpha, such amount to be paid on demand.

         3.2.1. LIMITATION ON ALPHA SUBSIDIARY GUARANTY. Anything contained in
         Section 3.2 to the contrary notwithstanding, the obligations of each Alpha Subsidiary hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Alpha Subsidiary's obligations hereunder (x) unlawful under any applicable foreign law or (y) subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law or similar laws of other jurisdictions (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Alpha Subsidiary, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, in the case of any Alpha Subsidiary organized under the laws of any state, any liabilities of such Alpha Subsidiary (a) in respect of intercompany indebtedness to Alpha or Affiliates of Alpha to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Alpha Subsidiary hereunder and (b) under any guaranty of senior unsecured indebtedness or indebtedness subordinated in right of payment to the Obligations guarantied hereunder which guaranty contains a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of such Alpha Subsidiary hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Alpha Subsidiary pursuant to (i) applicable law, (ii) Section 3.2.2 or (iii) any other agreement providing for an equitable allocation among such Alpha Subsidiary and other Affiliates of Alpha of obligations arising under guaranties by such parties.

         3.2.2. CONTRIBUTION. Each Alpha Subsidiary (a "CONTRIBUTING GUARANTOR") agrees, subject to the other provisions in this Section, that, in the event a payment shall be made by any other Alpha Subsidiary hereunder or assets of any other Alpha Subsidiary shall be sold pursuant to any Security Document to satisfy a claim of Conexant hereunder and such other Alpha Subsidiary (a "CLAIMING GUARANTOR") shall not have been fully indemnified by Alpha, to the extent permitted by applicable law, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the Closing Date and the denominator shall be the net worth of all the Alpha Subsidiaries on the Closing Date (or, in the case of any person that becomes a Guarantor pursuant to Section 9.11 hereof, the date the Financing Agreement Supplement is executed). Notwithstanding the foregoing, all rights of the Alpha Subsidiaries under this Section 3.2.2 and all other rights of indemnity, contribution and subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Alpha Subsidiary to make the payments required by this
         Section 3.2.2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any other Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         3.2.3. INFORMATION. Each of the Alpha Subsidiaries assumes all responsibility for being and keeping itself informed of Alpha's and Mexicali's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations guarantied hereunder and the nature, scope and extent of the risks that such Alpha Subsidiary assumes and incurs hereunder, and agrees that Conexant will have no duty to advise any Alpha Subsidiary of information known to it regarding such circumstances or risks.

3.3. EXPENSES. The Guarantors, jointly and severally, agree to pay all reasonable out-of-pocket costs and expenses of Conexant in connection with the enforcement of this Guaranty (including the reasonable fees and disbursements of outside counsel employed by Conexant).

3.4. GUARANTY OF PAYMENT. The Guarantors, jointly and severally, agree that this Guaranty constitutes a guaranty of payment when due and not of collection, and waive any right to require that any resort be had by Conexant to any of the Collateral or other security held for payment of the Obligations guarantied hereunder or to offset any credit on the books of Conexant in favor of any Guarantor or any other person.

3.5. UNCONDITIONAL GUARANTY. The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for, or other guaranty of, the indebtedness of Alpha or Mexicali whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other person, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including without limitation: (a) any direction as to application of payment by Alpha, Conexant or by any other person, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or any other person as to the Obligations guarantied hereunder, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any payment made to Conexant on the Obligations guarantied hereunder which Conexant repays Alpha, Mexicali or any other Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (e) any action or inaction by Conexant as contemplated in Section 3.8 hereof or (f) any invalidity, irregularity or unenforceability of all or any part of the Obligations guarantied hereunder or of any security therefor.

3.6. INDEPENDENT OBLIGATIONS. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, Alpha or Mexicali, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, Alpha or Mexicali and whether or not any other Guarantor, any other guarantor, Alpha or Mexicali is joined in any such action or actions.

3.7. WAIVER OF NOTICES. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by Conexant or against, and (to the maximum extent permitted by applicable law) any other notice to, any person liable thereon (including such Guarantor, any other Guarantor, any other guarantor, Alpha or Mexicali). This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

3.8. NO RELEASE OF GUARANTY. Conexant may at any time and from time to time without the consent of, or notice to, any Guarantor (except as shall be required by applicable law and cannot be waived), without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

         (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, alter or increase, any of the Obligations guarantied hereunder (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations guarantied hereunder as so changed, extended, renewed, altered or increased;

         (ii) take and hold security for the payment of the Obligations guarantied hereunder and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any Collateral or other property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations guarantied hereunder or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset against such property;

         (iii) exercise or refrain from exercising any rights against Alpha or Mexicali, any other Guarantor or other guarantors, or otherwise act or refrain from acting;

         (iv) release or substitute any one or more endorsers, Guarantors, other guarantors, Alpha or other obligors or any Collateral or other security for the Obligations;

         (v) settle or compromise any of the Obligations guarantied hereunder, any Collateral or other security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Alpha or Mexicali to creditors of Alpha or Mexicali other than Conexant;

         (vi) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Alpha or Mexicali to Conexant regardless of what liabilities of Alpha or Mexicali remain unpaid;

         (vii) consent to or waive any breach of, or any act, omission or default under, any of the Financing Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Financing Documents or any of such other instruments or agreements;

         (viii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against Alpha or Mexicali to recover full indemnity for any payments made pursuant to this Guaranty; and/or

         (ix) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

3.9. SUBORDINATION AND SUBROGATION. Upon payment by any Guarantor of any sums to Conexant as provided above, all rights of such Guarantor arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of Alpha or Mexicali or any other Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of Alpha or Mexicali or any Guarantor, and if an Event of Default shall have occurred and be continuing, such amount shall be paid to Conexant to be credited against the payment of the Obligations guarantied hereunder. After the occurrence and during the continuance of an Event of Default, if so requested by Conexant, any indebtedness of Alpha or Mexicali or another Guarantor held by any Guarantor shall be collected, enforced and received by such Guarantor as trustee for Conexant and be paid over to Conexant on account of the Obligations guarantied hereunder, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty. Each Guarantor hereby agrees that it will not exercise any right of subrogation, contribution, reimbursement, or indemnity which it may at any time have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations guarantied hereunder have been paid in full in cash.

3.10. CERTAIN ACTIONS WAIVED. Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require Conexant to: (i) proceed against Alpha, Mexicali or any other Guarantor, any other guarantor of the Obligations guarantied hereunder or any other person; (ii) proceed against or exhaust any Collateral or any other security held from Alpha, Mexicali, any other Guarantor, any other guarantor of the Obligations guarantied hereunder or any other person; or (iii) pursue any other remedy in Conexant's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of Alpha, Mexicali or any other Guarantor, any other guarantor of the Obligations guarantied hereunder or any other person other than payment in full in cash of the Obligations guarantied hereunder, including, without limitation, any defense based on or arising out of the disability of Alpha, Mexicali or any other Guarantor, any other guarantor of the Obligations guarantied hereunder or any other person, any stay or defense to payment arising out of any Bankruptcy Event relating to Alpha, Mexicali or any other Guarantor, any other guarantor of the Obligations guarantied hereunder or the unenforceability of the Obligations guarantied hereunder or any part thereof from any cause, or the cessation from any cause of the liability of Alpha, Mexicali or any other Guarantor, any other guarantor of the Obligations guarantied hereunder or any other person, other than payment in full in cash of the Obligations guarantied hereunder. Conexant may, at its election, foreclose on any collateral or any other security held by Conexant by one or more judicial or non-judicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy Conexant may have against Alpha, Mexicali or any other person, or any Collateral or other security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations guarantied hereunder have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by Conexant, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Alpha, Mexicali or any other person or any Collateral or other security for the Obligations.

3.11. CALIFORNIA REAL PROPERTY WAIVERS. Each Guarantor hereby acknowledges and affirms that it understands that to the extent that Obligations guarantied hereunder are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of its liability hereunder except to the extent that the Obligations have been paid in full in cash, whether pursuant to a foreclosure on such real property by trustee sale or by Conexant's action against Alpha, any Guarantor, or any other guarantor of the Obligations guarantied hereunder. In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives:

         (a) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

         (b) all rights and defenses that such Guarantor may have because the Obligations guarantied hereunder are secured by real property located in the State of California. This means, among other things: (A) Conexant may collect from such Guarantors without first foreclosing on any real or personal property collateral pledged by Alpha or any other Obligor; and (B) if Conexant forecloses on any real property collateral pledged by Alpha or any other Obligor, (1) the amount of the Obligations guarantied hereunder may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Conexant may collect from such Guarantor even if Conexant, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Alpha. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Obligations guarantied hereunder are secured by real property located in the State of California. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

         (c) all rights and defenses arising out of an election of remedies by Conexant, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the Obligations guarantied hereunder, has destroyed such Guarantor's rights of subrogation and reimbursement against Alpha by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

3.12. REINSTATEMENT. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations guarantied hereunder is rescinded or must otherwise be restored by Conexant upon the insolvency, bankruptcy or reorganization of Alpha or any other Guarantor or otherwise, as though such payment had not been made.

                                   SECTION 4

                               SECURITY INTERESTS


4.1. GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of all Obligations, each Obligor hereby assigns, transfers, mortgages, hypothecates, pledges and grants a security interest to, and charges in favor of, Conexant in all Collateral in which such Obligor has any right, title or interest, whether now existing or hereafter acquired.

4.2. FILINGS. Each Obligor hereby authorizes Conexant to file such financing statements (including fixture filings), continuation statements or amendments of financing statements, each in form reasonably acceptable to Conexant, as Conexant may from time to time reasonably deem necessary to establish and maintain a valid, enforceable, first-priority, perfected security interest in the Collateral, subject only to Permitted Liens, as provided herein and in the other Security Documents, and the other rights and security contemplated hereby and thereby, all in accordance with the UCC as enacted in any and all relevant jurisdictions, or any other relevant law. Such financing statements may describe the Collateral in the same manner as described in this Agreement or may contain a indication or description of collateral that describes such property in any other manner as Conexant may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to Conexant in connection herewith, including, without limitation, describing such property as "all assets" or "all personal property", whether now existing or hereafter acquired. Each such Obligor hereby authorizes Conexant to file any such financing statements without the signature of the Obligor where permitted by law. Conexant is hereby authorized to make filings with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or central registry), filings with mortgage recording offices and filings with such other governmental authorities as Conexant may consider reasonably necessary or appropriate for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests and Liens granted by each Obligor. Each Obligor agrees to execute, deliver and record or file, as appropriate, all such mortgages, agreements, notices or other instruments as Conexant may from time to time reasonably request and which are reasonably necessary to establish, maintain, preserve, perfect or protect a first-priority, perfected Lien on any Collateral outside the United States or in which Conexant otherwise does not have a fully perfected, first-priority Lien at any time, subject to Permitted Liens.

4.3. POWER OF ATTORNEY. Each Obligor hereby constitutes and appoints Conexant its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Obligor or otherwise) (i) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Obligor under or arising out of the Collateral, (ii) to endorse any checks or other instruments or orders in connection therewith, (iii) to sign in the name of any Obligor and record any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Trademark, Patent and Copyright in which Conexant has been granted a security interest hereunder,
(iv) to file any claims or take any action or institute any proceedings which Conexant may reasonably deem to be necessary or advisable to protect or enforce its security interest in the Collateral and (v) to execute, deliver, record or file any other document or instrument and take such other actions as it considers appropriate in connection with the perfection, protection or enforcement of its security interest in the Collateral, the possession, maintenance, preparation for sale, foreclosure, sale, lease, exchange or other disposition or release of any Collateral or the exercise of any rights or remedies provided in this Agreement or the other Financing Documents, which appointment as attorney is coupled with an interest.

4.4. DELIVERY OF COLLATERAL. Each Obligor agrees promptly to deliver or cause to be delivered to Conexant any and all certificated securities, notes, negotiable documents, chattel paper or instruments representing Collateral, accompanied by assignments or powers duly executed in blank or other instruments of transfer reasonably satisfactory to Conexant for such Collateral as Conexant may reasonably request.

4.5. FURTHER ACTIONS. Each Obligor will promptly notify Conexant of any property of the type referred to in Section 5.2.1 which is acquired by such Obligor after the Closing Date, which has a fair market value or acquisition price, individually of not more than $100,000, and in the aggregate with any such other property acquired after the Closing Date and not the subject of a prior notification to Conexant under this Section of $500,000 and in the case of any such after-acquired property which is also referred to in Section 5.2.2, the information concerning such property set forth in Section 5.2.2. Each Obligor will, at its own expense and upon the reasonable written request of Conexant, make, execute, endorse, acknowledge, file and/or deliver to Conexant from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which Conexant deems reasonably appropriate or advisable to preserve, protect or perfect its security interest in the Collateral, whether or not such security interest is perfected on the Closing Date.

4.6. NO ASSUMPTION OF LIABILITY. The security interests hereunder are granted as security only and shall not subject Conexant to, or in any way alter or modify, any obligation or liability of any Obligor with respect to or arising out of the Collateral. Each Obligor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under any indenture, contract, lease, agreement or instrument that is or relates to Collateral, all in accordance with the terms thereof, and each Obligor, jointly and severally, agrees to indemnify and hold harmless Conexant from and against any and all liability for such performance.

4.7. CHANGE OF NAME OR JURISDICTION. Each Obligor agrees promptly to notify Conexant in writing of any change in (i) its name, (ii) the jurisdiction where it is organized, (iii) the nature of its corporate, partnership, limited liability company or other legal structure, or (iv) its federal taxpayer identification number. Each Obligor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Conexant to continue at all times following such change to have a valid, legal and perfected interest in the Collateral having the same priority as it held prior to such change.

4.8. COLLATERAL RECORDS. Each Obligor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include accounting records that are complete and accurate in all material respects and indicate all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as Conexant may reasonably request, promptly to prepare and deliver to Conexant a duly certified schedule or schedules in form and detail reasonably satisfactory to Conexant showing the identity, amount and location of any and all Collateral.

4.9. INSPECTION AND VERIFICATION. Each Obligor will permit Conexant, by its respective representatives and agents to inspect, during normal business hours and on reasonable notice (but, unless a Default or Event of Default has occurred and is continuing, no more frequently than once every three months), the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Obligor's affairs with the officers of such Obligor and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral.

4.10. TAXES; LIENS. At its option at any time after ten (10) days' notice to the applicable Obligor (or, to the extent Conexant deems it reasonably necessary to act prior to the end of such ten (10) day notice period in order to preserve the Collateral or the security interest created therein, any shorter notice period), Conexant may discharge past due taxes, assessments, charges, fees or any Liens (other than Permitted Liens) at any time levied or placed on the Collateral and may pay for maintenance and preservation of the Collateral to the extent any Obligor fails to do so as required by this Agreement, and each Obligor jointly and severally agrees to reimburse Conexant on demand for any payment made or expense incurred by Conexant pursuant to this Section; provided, however, that nothing in this Section shall be interpreted as excusing any Obligor from the performance of, or imposing any obligation on Conexant to cure or perform, any covenants or other promises of any Obligor with respect to taxes, assessments, charges, fees or Liens as set forth herein.

4.11. PROTECTION OF SECURITY. Each Obligor will do nothing to impair the rights of Conexant in the Collateral. Each Obligor shall, at its own cost and expense, take any and all commercially reasonable actions necessary to defend its title to the Collateral against all persons and to defend the security interest of Conexant granted hereby, and the priority thereof, against any Liens (other than Permitted Liens).

4.12. USE AND DISPOSITION OF COLLATERAL. None of the Obligors shall make or permit to be made an assignment, pledge, mortgage, charge or hypothecation of the Collateral or shall grant any other Lien (other than Permitted Liens) in respect of the Collateral. None of the Obligors shall make or permit to be made any transfer of the Collateral to any third party other than as permitted by this Agreement. Each Obligor shall remain at all times in possession or control of the Collateral owned by it, except as otherwise permitted by this Agreement. Unless and until Conexant shall notify the Obligors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Obligors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral other than inventory in the ordinary course of business (which notice may be given by telephone if promptly confirmed in writing), the Obligors may use and dispose of the Collateral in any lawful manner that is consistent with the provisions of this Agreement and the other Financing Documents. Each Obligor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor located in the United States at any time unless such warehouseman, bailee, agent or processor shall have been notified of the security interest granted hereby and such Obligor shall have taken all commercially reasonable steps necessary to obtain the agreement from such warehouseman, bailee, agent or processor in writing to hold the Inventory subject to the security interest granted hereby and the instruction of Conexant and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

4.13. LIMITATION OF MODIFICATION OF RECEIVABLES. None of the Obligors will, without Conexant's prior written consent, which consent shall not be unreasonably withheld, grant any extension of time of payment of any of the Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business in accordance with such commercially prudent and standard practices used in industries that are the same as or similar to those in which such Obligor is engaged.

4.14. COVENANTS REGARDING PATENTS, TRADEMARKS AND COPYRIGHTS.

         4.14.1. Each Obligor agrees that it will not, nor will it knowingly permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Obligor's business may become transferred, invalidated or dedicated to the public, and agrees that it shall continue to mark all products covered by any claim of a Patent that is material to the conduct of such Obligor's business with the relevant patent number as necessary and sufficient to establish and preserve its rights under applicable patent laws consistent with such commercially prudent and standard practices used in industries that are the same or similar to those in which such Obligor is engaged.

         4.14.2. Each Obligor will, and will ensure that its licensees and sublicensees will, for each Trademark held in the name of such Obligor that is material to the conduct of such Obligor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) monitor and uphold the quality of goods and services marked or provided with the Trademarks, and (iii) display such Trademark in commerce with a "(TM)", "SM" or notice of Federal registration, as the case may be.

         4.14.3. Each Obligor will, and will ensure that its licensees will, for each work covered by a Copyright that is material to the conduct of such Obligor's business, publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws in accordance with such commercially prudent and standard practices used in industries that are the same or similar to those in which such Obligor is engaged.

         4.14.4. Each Obligor shall notify Conexant promptly in writing if it knows or has reason to know that any Patent, Trademark or Copyright held in the name of such Obligor that is material to the conduct of its business may become abandoned, invalidated or rendered unenforceable, assigned in whole or in part, or dedicated to the public (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Obligor's ownership of such material Patent, Trademark or Copyright, its right to register the same, or to maintain the same.

         4.14.5. Each Obligor will take all commercially reasonable necessary steps in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each application relating to any Patent, Trademark or Copyright that is material to the conduct of such Obligor's business (and to obtain the granting or registration of such Patents, Trademarks and/or Copyrights, as applicable) and to maintain each issued Patent and each registration of Trademarks and Copyrights that is held in the name of such Obligor and is material to the conduct of such Obligor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and such other actions, in each case, consistent with such commercially prudent and standard practices used in industries that are the same or similar to those in which such Obligor is engaged.

         4.14.6. Within thirty (30) days of the acquisition or issuance of any Patent, registered Copyright or registered Trademark or the filing of an application for registration of a Patent, Trademark, or Copyright, the relevant Obligor shall, at its own expense, deliver to Conexant a copy of the Copyright, certificate or registration of, or evidence of the application for, such Patent, Trademark or Copyright, as the case may be, together with a duly executed assignment for security as to such Patent, Trademark, or Copyright, as the case may be, in form and substance reasonably satisfactory to Conexant.

         4.14.7. In the event that any Obligor has reason to believe that any Collateral consisting of a Patent, Trademark, Copyright or trade secret held in the name of such Obligor and material to the conduct of such Obligor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Obligor promptly shall notify Conexant in writing (where such infringement, misappropriation or dilution is reasonably likely to have a Material Adverse Effect) and shall take such actions as such Obligor deems appropriate under the circumstances to enjoin and/or seek redress for such infringement, misappropriation or dilution and protect such Collateral in accordance with such commercially prudent and standard practices used in industries that are the same as or similar to those in which such Obligor is engaged.

         4.14.8. Upon and during the continuance of an Event of Default, each Obligor shall use all commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright, Patent or Trademark licensed to such Obligor by a third party to effect the assignment of all of such Obligor's right, title and interest thereunder to Conexant or its designee.

4.15.    COVENANTS REGARDING PLEDGED SECURITIES.

         4.15.1. VOTING RIGHTS, DIVIDENDS AND INTEREST; NO DEFAULT. Unless and until an Event of Default shall have occurred and be continuing:

                  (1) Each Obligor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged

                  Securities or any part thereof for any purpose; provided, however, that such Obligor will not be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of Conexant under this Agreement or any other Financing Document or the ability of Conexant to exercise the same; provided, further, that the voting by an Obligor of Pledged Securities for, or the Obligor's consent to, (x) the election of directors at regularly scheduled annual or other meetings of stockholders (or any adjournment thereof) or (y) any action otherwise permitted by this Agreement or any other Financing Document shall not be deemed to materially and adversely affect the rights and remedies of Conexant under this Agreement or any other Financing Document or the ability of Conexant to exercise the same.

                  (2) Each Obligor shall be entitled to receive and retain any and all cash dividends, distributions, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, distributions, interest and principal are permitted by the terms and conditions of this Agreement and the other Financing Documents and applicable laws. All noncash dividends, distributions, interest and principal, and all dividends, distributions, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Obligor, shall not be commingled by such Obligor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of Conexant and shall be forthwith delivered to Conexant in the same form as so received (with any necessary endorsement).

                  (3) Conexant shall execute and deliver to each Obligor, or cause to be executed and delivered to each Obligor, all such proxies, powers of attorney and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph
                  (1) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (2) above.

         4.15.2. VOTING RIGHTS, DIVIDENDS, AND INTEREST; AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default:

                  (1) All rights of any Obligor to dividends, distributions, interest or principal that such Obligor is authorized to receive pursuant to Section 4.15.1 above shall cease, and all such rights shall thereupon become vested in Conexant, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest or principal. All dividends, distributions, interest or principal received by such Obligor contrary to the provisions of this Section shall be held in trust for the benefit of Conexant, shall be segregated from other property or funds of such Obligor and shall be forthwith delivered to Conexant upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Conexant pursuant to the provisions of this Section shall be retained by Conexant in an account to be established by Conexant upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.

                  (2) All rights of any Obligor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 4.15.1 shall cease, and all such rights shall thereupon become vested in Conexant, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that Conexant shall have the right from time to time following and during the continuance of an Event of Default to permit the Obligors to exercise such rights.

                  (3) Conexant shall have the right (in its sole and absolute discretion) (i) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent), or the name of the Obligors, endorsed or assigned in blank in favor of Conexant and (ii) to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         4.15.3. NOTICES. Each Obligor will promptly provide to Conexant copies of any notices or other communications received by it with respect to the Pledged Securities registered in the name of such Obligor.

         4.15.4. SECURITIES ACT, ETC. In view of the position of the Obligors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute in any other jurisdiction or hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "SECURITIES LAWS") with respect to any disposition of the Pledged Securities permitted hereunder. Each Obligor understands that compliance with the Securities Laws might very strictly limit the course of conduct of Conexant if Conexant were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Conexant in any attempt to dispose of all or part of the Pledged Securities under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Obligor recognizes that in light of such restrictions and limitations Conexant may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Obligor acknowledges and agrees that in light of such restrictions and limitations, Conexant, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Securities Laws and (b) may approach and negotiate with a single potential purchaser or a limited number of potential purchasers to effect such sale. Each Obligor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sales, Conexant shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that Conexant, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration under the Securities Laws or if more than a single purchaser or a limited number of purchasers were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Conexant sells.

4.16.    COVENANTS REGARDING INSURANCE.

         4.16.1. PROPERTY AND CASUALTY ENDORSEMENTS. Each Obligor shall cause all of its property and casualty policies (i) to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to Conexant, which endorsement shall provide that if the insurance carrier shall have received a written notice from Conexant of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Obligor under such policies directly to Conexant and (ii) to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as Conexant may reasonably require from time to time to protect its interests.

         4.16.2. GENERAL LIABILITY ENDORSEMENTS. Each Obligor shall cause all of its general liability policies to be endorsed or otherwise amended to list Conexant as an "Additional Insured", in form and substance reasonably satisfactory to Conexant.

         4.16.3. MAINTENANCE OF INSURANCE. Each Obligor shall maintain with financially sound and responsible insurance companies, (x) replacement value property and casualty insurance covering its assets and (y) such other insurance in at least such amounts, against at least such risks and with no greater risk retention as are usually maintained, insured against or retained, as the case may be, by companies of established repute engaged in the same or a similar business; and will furnish to Conexant, upon request, information presented in reasonable detail as to the insurance so carried. Promptly as practicable following any request therefor by Conexant, Alpha shall furnish to Conexant copies of all policies of insurance covering any Obligor.

         4.16.4. CHANGES IN INSURANCE. No Obligor shall cancel, modify (except to the extent not materially adverse to Conexant) or not renew for any reason any property or casualty policy or any general liability policy upon less than thirty (30) days' prior written notice thereof to Conexant. Each Obligor shall promptly deliver to Conexant, concurrent with or as reasonably practical thereafter, (i) evidence of the cancellation, modification or nonrenewal of any such policy and (ii) a copy of a renewal or replacement policy, together with evidence of payment of the premium therefor.

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES


         To induce Conexant to enter into this Agreement, each of the Obligors, jointly and severally, makes the following representations and warranties as of the Closing Date, each and all of which shall survive the execution and delivery of this Agreement and all of the other Financing Documents, subject to Section 5.3:

5.1.     GENERAL REPRESENTATIONS AND WARRANTIES.

         5.1.1. ORGANIZATION. Except as set forth in Schedule 5.1.1(a), Alpha and each of its Subsidiaries is a corporation or organization duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
         Schedule 5.1.1(b) is a complete and accurate list of all Subsidiaries of Alpha as of the Closing Date (after giving effect to the Merger and the Purchase Documents) and the jurisdiction of incorporation and organization of each such Subsidiary. Each of the Excluded Subsidiaries is inactive and does not engage in any business or operations. The value of the properties and assets of the Excluded Subsidiaries in the aggregate does not exceed $100,000.

         5.1.2. CORPORATE POWER. Each of the Obligors has the requisite corporate or other similar power and authority (x) to execute, deliver and perform this Agreement and the other Financing Documents to which it is a party and (y) to own its properties and carry on its business as now conducted.

         5.1.3. AUTHORIZATION; VALID AND BINDING AGREEMENT. All corporate action required to be taken by each of the Obligors and its respective officers, directors and stockholders for the authorization, execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party have been taken and are in full force and effect. Each Person executing this Agreement or other Financing Documents on behalf of each of the Obligors is its authorized officer. This Agreement is, and each of the other Financing Documents executed pursuant hereto will be, legal, valid, and binding obligations of the Obligors parties thereto subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless whether considered in a proceeding in equity or at law.

         5.1.4. NO CONFLICT; GOVERNMENT APPROVALS. The execution, delivery and performance by the Obligors of this Agreement and the other Financing Documents to which any Obligor is a party will not (i) conflict with, violate or result in the breach of any provision of any applicable law; or (ii) conflict with or result in the breach of any provision of their respective articles of incorporation, charters, by-laws or other organizational documents, except, in the case of clause (i), for such breaches as would not reasonably be expected to have a Material Adverse Effect. No authorization, consent or approval of, or other action by, and no notice of or filing with, any Governmental Authority is required to be obtained or made by any of the Obligors for the due execution, delivery and performance of this Agreement or the other Financing Documents to which any Obligor is a party, other than the filings contemplated by Section 4 of this Agreement.

         5.1.5. THIRD PARTY CONSENTS. The execution, delivery and performance by each of the Obligors of this Agreement and the other Financing Documents to which any Obligor is a party will not:

                  (1) require any consent or approval of any person (other than a Governmental Authority) which has not been obtained prior to, and which is not in full force and effect as of, the Closing Date;

                  (2) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease, indenture, mortgage, loan document, license or other agreement by which any of them are bound or affected; or

                  (3) result in, or require the creation or imposition of, any Lien on any of their respective properties, other than pursuant to this Agreement and the other Financing Documents;

         except, in each case, for such consents, approvals, breaches, defaults, or accelerations as would not reasonably be expected to have a Material Adverse Effect.

         5.1.6. NO EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         5.1.7. SOLVENCY. Each of the Obligors is, and after giving effect to this Agreement will be, Solvent.

         5.1.8. PRO FORMA FINANCIAL STATEMENTS. The unaudited, pro forma Skyworks Consolidated Balance Sheets and Cash Flow Statements for each of the fiscal quarters ended September 30, 2002 through June 30, 2003 set forth in Schedule 5.1.8 (the "FINANCIAL PROJECTIONS") have been prepared in good faith by Alpha, are based on assumptions which are believed to be reasonable and the best information available to Alpha as of the Closing Date. As of the Closing Date, Alpha believes that the Financial Projections are reasonable and attainable, subject to the qualification that projections as to future events are inherently uncertain and are subject to various contingencies (many of which are outside Alpha's control) and that the actual results during the periods covered by the Financial Projections may differ from the projected results and the differences may be material.

5.2.     REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL.

         5.2.1. TYPES OF COLLATERAL. Set forth in Schedule 5.2.1 is a complete and accurate description of each Material Item of Collateral in which any Obligor has any right, title or interest on the Closing Date that is:

                  (1) Real Property, Fixtures or an interest therein located in the United States or Mexico;

                  (2) Deposit Accounts, Security Accounts or similar accounts maintained with financial institutions in the United States;

                  (3) Investment Property (other than Security Accounts), including Pledged Securities;

                  (4) Letter of Credit Rights held by or on behalf of any Obligor in the United States;

                  (5) Instruments held by or on behalf of any Obligor in the United States;

                  (6) Patents;

                  (7) registered Trademarks or applications for registration that have been filed in the United States Patent and Trademark Office; and

                  (8) registered Copyrights or applications for registration that have been filed in the United States Copyright Office.

         5.2.2. LOCATION OF CERTAIN COLLATERAL. Set forth in Schedule 5.2.2 is a complete and accurate description for each Material Item of Collateral located in the United States (and in the case of clause (1) hereof, Mexico) in which any Obligor has any right, title or interest on the Closing Date, of:

                  (1) the location of any Real Property or Fixture in the United States or Mexico;

                  (2) the jurisdiction of any bank or other financial institution at which each Deposit Account or similar account is maintained, determined in accordance with Section 9-304 of the UCC;

                  (3) the jurisdiction in which any certificated security is located, the jurisdiction of the issuer of any uncertificated security, the jurisdiction of any securities intermediary at which any security entitlement or securities account is held, and the jurisdiction of any commodity intermediary at which any commodity account or commodity contract is held, determined in each case in accordance with
                  Section 9-305 of the UCC;

                  (4) the jurisdiction of the issuer or nominated person in respect of any Letter of Credit Rights, determined in accordance with Section 9-306 of the UCC; and

                  (5) the jurisdiction where any Instrument is located.

         5.2.3. LOCATION OF OBLIGORS. Set forth in Schedule 5.2.3 is the location of each Obligor, determined in accordance with Section 9-307 of the UCC.

         5.2.4. NO LIENS. Each Obligor has good title to all of its material properties and assets, subject only to Permitted Liens. None of the Collateral is subject to any Lien of any kind, other than Permitted Liens. As of the Closing Date, there is no financing statement (or similar statement or instrument under the laws of any jurisdiction in the United States) covering or purporting to cover any interest of any kind in the Collateral, other than financing statements filed pursuant to this Agreement or the other Security Documents or in respect of (i) Permitted Liens or financing statements for which proper termination statements have been delivered to Conexant for filing or (ii) other obligations which in the aggregate do not exceed $100,000.

         5.2.5. SECURITY INTEREST. The provisions of this Agreement and the other Security Documents are effective to create in favor of Conexant a legal, valid and enforceable security interest in all of the Collateral of each Obligor, in each case to the extent that a security interest in the Collateral may be created under the UCC in any jurisdiction and, as the case may be, under the applicable Mexican laws in connection with the Mexican Security Documents.

         5.2.6. FINANCING STATEMENTS. Upon timely filing of financing statements naming each Obligor as "debtor" and Conexant as "Secured Party" and describing the Collateral, in the jurisdictions set forth in Schedule 5.2.6, the security interest granted to Conexant hereunder will constitute a fully perfected, first priority security interest in all of the Collateral of each Obligor as to which a security interest may be perfected by filing of financing statements under the UCC in any jurisdiction, subject only to Permitted Liens and to the rights of Governmental Authorities with respect to receivables of such Governmental Authorities.

         5.2.7. PATENTS AND TRADEMARKS. Upon timely recordation of the Security Interest in Trademarks and Patents in the United States Patent and Trademark Office, together with timely filing of financing statements in the jurisdictions set forth in Schedule 5.2.7, Conexant will have a fully perfected, first priority security interest in all of the Collateral held in the name of each Obligor consisting of Patents and Trademarks registered with the United States Patent and Trademark Office, subject only to Permitted Liens.

         5.2.8. INTELLECTUAL PROPERTY GENERALLY. To the knowledge of each Obligor, other than as set forth in Schedule 5.2.8: (i) no third party is infringing, misappropriating or diluting any material Patents, Trademarks, Copyrights, trade secrets, or other Intellectual Property, in each case held in the name of any Obligor; (ii) the validity, enforceability, registerability, inventorship or ownership of the material Patents, Trademarks, Copyrights or other Intellectual Property, in each case held in the name of any Obligor, is not being challenged; (iii) each Obligor has taken commercially reasonable measures to protect and preserve the security, confidentiality and value of the material Intellectual Property held in the name of such Obligor; (iv) no Obligor or any third party (where any Obligor is a licensee) is in default of any License relating to the use of any material Intellectual Property; (v) the Collateral or its use by each Obligor or their licensees or customers does not infringe, misappropriate or dilute any patents, trademarks, copyrights, trade secrets or other intellectual property rights of any third party and no such claim has been made or threatened by any third party against any Obligor with respect to such use; and (vi) all maintenance fees for the Patents and Trademarks have been paid through the Closing Date.

         5.2.9. PLEDGED SECURITIES. So long as Conexant has possession of the Pledged Securities, it will have a fully perfected, first priority security interest in the Pledged Securities of the Domestic Subsidiaries and, provided the corporate recordings set forth in the Mexican Stock Pledge Agreement have been timely made, Mexicali. Except for the corporate recordings set forth in the Mexican Stock Pledge Agreement and the other actions set forth in Section 2.3.9.4, no filings or recordings are required to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities of the Domestic Subsidiaries and Mexicali. Conexant will have a fully perfected pledge of the Pledged Securities of the Foreign Subsidiaries upon compliance by Alpha and such Foreign Subsidiaries with Section 2.3.9.

         5.2.10. INVESTMENT PROPERTY. Upon execution and delivery of the Securities Account Control Agreements by each of the parties thereto, and assuming compliance by each securities intermediary or commodity intermediary which is a party thereto, Conexant will have (x) "control" within the meaning of Section 9-106 of the UCC of each account referred to in such agreements and all security entitlements or commodity contracts carried in such accounts and (y) a fully perfected, first priority security interest in each account referred to therein and all Investment Property credited to any such account subject to such Securities Account Control Agreement.

         5.2.11. DEPOSIT ACCOUNTS; BANK ACCOUNTS. Upon execution and delivery of the Bank Account Control Agreements by each of the parties thereto, and assuming compliance by each bank or depositary which is a party thereto, Conexant will have (x) "control" within the meaning of Section 9-104 of the UCC with respect to each Deposit Account subject to such Bank Account Control Agreement, (y) exclusive dominion and control with respect to each bank or depositary account subject to such Bank Account Control Agreement which is not a Deposit Account or Securities Account, and (z) a fully perfected, first priority security interest in all funds held in each account subject to such Bank Account Control Agreement.

         5.2.12. MORTGAGES. The U.S. Mortgages and accompanying UCC financing statements create a valid and enforceable perfected security interest in and mortgage Lien on all the Mortgaged Properties referred to therein in favor of Conexant, superior to the rights of all third persons, and subject to no Liens other than Permitted Liens. Upon recording of the U.S. Mortgages in the filing offices set forth in
         Schedule 5.2.12 and the filing of the UCC financing statements in the filing offices set forth in Schedule 5.2.6, such security interest and mortgage Lien will be fully perfected. The Mexican Mortgages create a valid, first priority and enforceable perfected security interest in and mortgage Lien on all the Mortgaged Properties (as defined in the Mexican Mortgages) and subject to no Liens other than Permitted Liens. Upon recording of the Mexican Mortgages in the filing offices (Oficina Registradora) located in Mexicali, Mexico and in the Public Registry of Property and Commerce (Registro Publico de la Propiedad y de Comercio) of the State of Baja California, Mexico, such security interest and mortgage Lien will be fully perfected.

5.3.     SCOPE OF CERTAIN REPRESENTATIONS AND WARRANTIES.

         5.3.1. ALPHA OBLIGORS. The representations and warranties made in Sections 5.1.1 through 5.1.6, 5.2.4 and 5.2.8 are made only with respect to Alpha and those other Obligors which were Subsidiaries of Alpha immediately prior to the Merger and, with respect to the representations and warranties made by Alpha in Sections 5.1.4 and 5.1.5, excluding any conflict, violation, Governmental Approval, consent, approval, breach, default, acceleration or Lien arising or required under any law, rule, regulation, order, permit, license or Contract that was not binding on Alpha prior to the Merger. No representation or warranty is made in Section 5.2.8 in respect of any Intellectual Property, License or Collateral to which Alpha succeeded as a result of the Merger.

         5.3.2. ALL OBLIGORS. The representations and warranties made in Sections 5.1.7 and 5.1.8 are made in respect of Alpha and all of the other Obligors, after giving effect to the Merger, the acquisitions contemplated by the Purchase Documents and the financing contemplated by this Agreement and the other Financing Documents.

         5.3.3. COLLATERAL SCHEDULES. The representations and warranties made in Sections 5.2.1 through 5.2.3, Section 5.2.6 and Section 5.2.7 (and in the Schedules referred to therein) are made in respect of Alpha and all of the other Obligors, after giving effect to the Merger, the acquisitions contemplated by the Purchase Documents and the financing contemplated by this Agreement and the other Financing Documents, subject to the qualification that any error or omission therein which
         (1) relates solely to Collateral directly or indirectly acquired by Alpha in the Merger or the acquisitions contemplated by the Purchase Documents and (2) is based on representations and warranties made in the Purchase Documents, schedules of the Contribution Agreement or information concerning Washington or any Subsidiary of Washington or Mexicali in any of the above-referenced Schedules supplied by or on behalf of Washington or any Subsidiary of Washington or Mexicali expressly for use in this Agreement or any other Financing Document shall not be deemed a breach of such representations and warranties.

         5.3.4. SECURITY INTERESTS. The representations and warranties in (x) Sections 5.2.5 through 5.2.7, except for that part of Section 5.2.6 or
         5.2.7 which is based on Section 5.2.3 concerning Washington and its subsidiaries, and (y) Sections 5.2.9 through 5.2.12 are made in respect of Alpha and all of the other Obligors, after giving effect to the Merger, the transactions contemplated by the Purchase Documents and the financing contemplated by this Agreement and the other Financing Documents.

                                   SECTION 6

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT


6.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. Each Obligor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, Conexant, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor on default under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect, in all relevant jurisdictions and may:

         (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Obligor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Obligor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Obligor;

         (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to Conexant and may exercise any and all remedies of such Obligor in respect of such Collateral;

         (c) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.2 hereof, or direct the relevant Obligor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation; and

         (d) take possession of the Collateral or any part thereof, by directing the relevant Obligor in writing to deliver the same to Conexant at any place or places designated by Conexant, in which event such Obligor shall at its own expense:

                  (x) forthwith cause the same to be delivered to the place or places so designated by Conexant;

                  (y) store and keep any Collateral so delivered to Conexant at such place or places pending further action by Conexant as provided in
         Section 6.2 hereof; and

                  (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the collateral in good condition;

it being understood that each Obligor's obligation to so deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, Conexant shall be entitled to a decree requiring specific performance by such Obligor of said obligation.

6.2.     REMEDIES; DISPOSITION OF THE COLLATERAL.

         6.2.1. TRADEMARKS. Upon the occurrence and during the continuance of an Event of Default, Conexant may, by written notice to the relevant Obligor, take any or all of the following actions: (i) declare the entire right, title and interest of such Obligor in and to each of the Trademarks, together with all trademark rights and rights of protection to the same, vested in Conexant, in which event such right, title and interest shall immediately vest in Conexant, and Conexant shall be entitled to exercise the power of attorney referred to in Section 4.3 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and sell or license or sublicense the Trademarks and the goodwill of such Obligor's business symbolized by the Trademarks and the right to carry on the business and use the assets of such Obligor in connection with which the Trademarks have been used; and (iii) direct such Obligor to refrain, in which event such Obligor shall refrain, from using the Trademarks in any manner whatsoever, directly or indirectly, and such Obligor shall execute such further documents that Conexant may reasonably request to further confirm this and to transfer ownership of the Trademarks and registrations and any pending trademark application in the United States Patent and Trademark Office to Conexant.

         6.2.2. PATENTS AND COPYRIGHTS. Upon the occurrence and during the continuance of an Event of Default, Conexant may by written notice to the relevant Obligor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Obligor in each of the Patents and Copyrights vested in Conexant, in which event such right, title, and interest shall immediately vest in Conexant and Conexant shall be entitled to exercise the power of attorney referred to in Section 4.3 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take, practice and sell or license or sublicense the Patents and Copyrights; and (iii) direct such Obligor to refrain, in which event such Obligor shall refrain, from practicing the Patents and using the Copyrights, directly or indirectly, and such Obligor shall execute such further documents as Conexant may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to Conexant.

         6.2.3. PLEDGED SECURITIES. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, Conexant may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange or electronic trading facility, for cash, upon credit or for future delivery as Conexant shall deem appropriate. Conexant shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Conexant shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Obligor, and, to the extent permitted by applicable law, the Obligors hereby waive all rights of redemption, stay, valuation and appraisal any Obligor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Conexant shall give each person entitled to notice of such sale under Section 9-611(c) of the UCC ten (10) days' prior written notice (which each Obligor agrees is reasonable notice within the meaning of Section 9-612 of the UCC) of Conexant's intention to make any sale of Pledged Securities. Such notice shall conform to the requirements of Section 9-613 of the UCC. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Conexant may fix and state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Conexant may (in its sole and absolute discretion) determine. Conexant shall not be obligated to make any sale of any Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Securities shall have been given. Conexant may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold may be retained by Conexant until the sale price is paid in full by the purchaser or purchasers thereof, but Conexant shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, Conexant may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Obligor (all said rights being also hereby waived and released), the Pledged Securities or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Obligor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Obligor therefor. For purposes hereof, (a) a written agreement to purchase the Pledged Securities or any portion thereof shall be treated as a sale thereof,
         (b) Conexant shall be free to carry out such sale pursuant to such agreement, and (c) such Obligor shall not be entitled to the return of the Pledged Securities or any portion thereof subject thereto, notwithstanding the fact that after Conexant shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Conexant may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Securities and to sell the Pledged

         Securities or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to be a commercially reasonable disposition as provided in Section 9-610 of the UCC.

         6.2.4. ALL COLLATERAL. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by Conexant under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by Conexant, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as Conexant may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by Conexant or after any overhaul or repair at the expense of the relevant Obligor which Conexant shall determine to be commercially reasonable. Conexant shall give each person entitled to notice of such disposition under Section 9-611(c) of the UCC ten (10) days' prior written notice (which each Obligor agrees is reasonable notice within the meaning of Section 9-612 of the UCC). Such notice shall conform to the requirements of Section 9-613 of the UCC. Conexant may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. To the extent permitted by any such requirement of law, Conexant may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to any Obligor. Each Obligor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Obligor's expense.

         6.2.5. LETTERS OF CREDIT. If any Event of Default shall have occurred and be continuing, Conexant may direct any financial institution that is the issuer, confirmer or nominated person of any letter of credit issued to (a) Alpha or any Subsidiary of Alpha or (b) Conexant or any subsidiary of Conexant as beneficiary which letter of credit is (in whole or in part) a Washington Asset (as defined in the Contribution Agreement), in either case, to make payments due under any such letter of credit to such account or accounts as Conexant may direct, to be held as cash Collateral securing the Obligations and/or applied then or thereafter to payment of the Obligations, as otherwise provided herein.

         6.2.6. WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, EACH OBLIGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH CONEXANT'S TAKING POSSESSION OR CONEXANT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Obligor hereby further waives, to the extent permitted by law:

                  (1) all damages occasioned by such taking of possession except any damages which are the direct result of Conexant's gross negligence or willful misconduct;

                  (2) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Conexant's rights hereunder; and

                  (3) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Obligor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

         Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Obligor therein and thereto, and shall be a perpetual bar both at law and in equity against such Obligor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Obligor.

         6.2.7. APPLICATION OF PROCEEDS. All moneys collected by Conexant (or, to the extent any additional Financing Document requires proceeds of Collateral under such Financing Document to be applied in accordance with the provisions of this Agreement, the pledgee or mortgagee under such other Financing Document) upon any sale or other disposition of the Collateral, together with all other moneys received by Conexant hereunder, shall be applied as follows:

                  (1) first, to the payment of all amounts owing Conexant of the type described in clauses (i), (ii) and (iii) of the definition of "Obligations";

                  (2) second, to the extent proceeds remain after the application pursuant to the preceding clause (1), an amount equal to the outstanding Obligations shall be paid to Conexant; and

                  (3) third, to the extent proceeds remain after the application pursuant to the preceding clauses (1) and (2), and following the termination of this Agreement, to the relevant Obligor or to whomever may be lawfully entitled to receive such surplus.

         The Obligors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

         6.2.8. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to Conexant shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Financing Documents, now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Conexant. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Conexant in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Obligor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of Conexant to any other or further action in any circumstances without notice or demand. In the event that Conexant shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit Conexant may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

         6.2.9. DISCONTINUANCE OF PROCEEDINGS. In case Conexant shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Conexant, then and in every such case the relevant Obligor, Conexant and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of Conexant shall continue as if no such proceeding had been instituted.

                                   SECTION 7

                                    COVENANTS


         Each Obligor, jointly and severally, agrees that, so long as any Obligations remain outstanding and unpaid or any amount payable under any Financing Document remains unpaid, unless Conexant shall otherwise agree in writing:

7.1. PAYMENT OF OBLIGATIONS. It will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid would reasonably be expected to give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings (including administrative proceedings), and appropriate reserves are maintained for the accrual of any of the same.

7.2. MAINTENANCE OF PROPERTY. It will, and will cause each of its Subsidiaries to, keep all property useful and necessary in their respective businesses in good working order and condition, ordinary wear and tear excepted.

7.3. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Except as expressly permitted by Section 7.7, it will, and will cause each of its Subsidiaries to,
(a) continue to engage in business of the same general type as now conducted and
(b) preserve, renew and keep in full force and effect its respective corporate, partnership, company or other existence and its respective rights, privileges and franchises material to the normal conduct of its business.

7.4. COMPLIANCE WITH LAWS. It will, and will cause each of its Subsidiaries to, comply with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; provided that no Obligor shall be in breach of this Section 7.4 as a result of the failure, prior to the Closing Date, of Washington, any Subsidiary of Washington or Mexicali to so comply, if such Obligor has taken commercially reasonable steps after the Closing Date to remedy such failure.

7.5. INSPECTION OF PROPERTY, BOOKS AND RECORDS. It will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account in which entries shall be made of all dealings and transactions in relation to its business and activities that are full, true and correct in all material respects; and (ii) permit a reasonable number of representatives of Conexant to visit and inspect (at no cost to it or its Subsidiaries unless a Default or Event of Default has occurred and is continuing) any of their respective properties, to examine and make abstracts from any of their respective books of account and other records (unless prohibited by law) and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

7.6. INVESTMENTS. It will not, and will not permit any of its Subsidiaries to,
(i) make, directly or indirectly, any Investment in any other Person, or (ii) purchase all or any substantial part of the business or assets of any Person, except that (a) Alpha and Mexicali may acquire assets in accordance with the Purchase Documents and (b) Alpha and its Subsidiaries (other than Excluded Subsidiaries) may acquire and hold Permitted Investments.

7.7. FUNDAMENTAL CHANGES. Except in accordance with Section 7.8(e) or (g), it will not, and will not permit any of its Subsidiaries to, (i) consolidate or merge with or into any other person other than Alpha or a direct or indirect Wholly-owned Subsidiary of Alpha which is an Obligor, (ii) except as set forth in Schedule 7.7(ii) wind up, liquidate or dissolve its affairs, (iii) sell, lease, transfer or otherwise dispose of (including in connection with a sale and leaseback transaction) all or substantially all of its properties and assets to any person other than Alpha or a direct or indirect Wholly-owned Subsidiary of Alpha which is an Obligor, or (iv) sell the capital stock of any Subsidiary, except in accordance with Section 7.8(g) or to Alpha or a direct or indirect Wholly-owned Subsidiary of Alpha which is an Obligor.

7.8. SALES OF ASSETS. It will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of (including in connection with a sale and leaseback transaction) any of its assets, except that:

         (a) Inventory may be sold in the ordinary course of business consistent with past practice,

         (b) Patents, Copyrights and Trademarks may be licensed in the ordinary course of business and not in violation of any other provision of this Agreement or any other Security Documents,

         (c) Permitted Investments may be sold, exchanged and reinvested in the ordinary course of business,

         (d) marketable securities (other than any issued by a Subsidiary of Alpha), cash and cash equivalents may be sold for the purpose of:

                  (1) paying expenses associated with the Spin-off, the Merger, the Purchase Documents and the Financing Documents and the transactions contemplated by the foregoing,

                  (2) acquiring other Permitted Investments in the ordinary course of business,

                  (3) funding working capital requirements in the ordinary course of business consistent with past practice, subject in the case of Excluded Subsidiaries and Restricted Subsidiaries to the restrictions in Section 7.18, and

                  (4) making Capital Expenditures permitted by this Agreement,

         (e) sales, leases, transfers or other dispositions of property may be made where:

                  (1) the consideration received consists entirely of cash,

                  (2) Alpha shall have given Conexant written notice (not less than ten (10) days prior to the closing of such sale) of such sale and of its or its Subsidiary's intention to replace such property with other property that has a fair market value not materially less than the property disposed of,

                  (3) Alpha or its Subsidiary shall have deposited all Net Cash Proceeds of such sale, lease, transfer or other disposition that are not immediately applied to replace such property (x) in an escrow account (to be held and released subject to terms and conditions reasonably satisfactory to Conexant and consistent with this Section), if such cumulative unused proceeds exceed $100,000 or (y) an account subject to a Securities Account Control Agreement, if such cumulative unused proceeds are $100,000 or less, and

                  (4) within 180 days of such disposition, Alpha or such Subsidiary shall have (x) replaced such property with other property which has a fair market value not materially less than the property disposed of and/or (y) applied all funds not used to replace such property to prepay Notes and Revolving Loans, to the extent required, in accordance with Section
                  2.1.5.4 (and funds shall be released from the escrow account to enable any such replacement or pre-payment to be made in accordance with the terms hereof), or if such funds are not used to replace property and are not required to be applied to prepay Notes or Revolving Loans pursuant to Section 2.1.5.4, to be released to Alpha or such Subsidiary,

         (f) sales, leases, transfers or other dispositions, for cash, of motor vehicles or office equipment in the ordinary course of business and not material in aggregate amount, and

         (g) sales, leases, transfers or other dispositions of assets may be made where:

                  (5) the consideration received consists entirely of cash, and

                  (6) the Net Cash Proceeds of which (x) are at least equal to 75% of the book value of such assets, as shown on the consolidated balance sheet of Alpha for the fiscal quarter ended immediately prior to such sale, lease, transfer or other disposition, (y) together with the Net Cash Proceeds of all sales, leases, transfers and other dispositions made in reliance on this Section 7.8(g) during the term of this Agreement do not exceed $50,000,000 in the aggregate and (z) are applied to the prepayment of Note and Revolving Loans, to the extent required, in accordance with Section 2.1.5.4.

7.9. NEGATIVE PLEDGE. It will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (i) Permitted Liens, and (ii) any Lien existing on any asset of any Person at the time such Person becomes an Obligor and not created in contemplation of such event.

7.10. RESTRICTED PAYMENTS. It will not, and will not permit any of its Subsidiaries to:

         (a) unless it or such Subsidiary is directly or indirectly a Wholly-owned Subsidiary of Alpha, declare or pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock or interest of any of its shareholders, in each case now or hereafter outstanding (or any options or warrants issued by it or any of its Subsidiaries with respect to its or any of its Subsidiaries' capital stock); except (i) for purchases, redemptions or forfeitures of restricted stock held by current or former employees, consultants or directors of Alpha or any of its Subsidiaries, not to exceed $10,000 in the aggregate during the term of this Agreement, and
         (ii) Alpha may at any time pay dividends with respect to its capital stock solely in additional shares of its capital stock,

         (b) pre-pay or otherwise retire prior to its stated maturity any Indebtedness (other than the Notes, the Revolving Loans or as permitted by Section 7.12(a)(iii) or (xii)), or

         (c) set aside any funds for any of the foregoing purposes.

7.11. TRANSACTIONS WITH AFFILIATES. It will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any

Investment in, lease, sell, transfer or otherwise dispose, of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate (other than Alpha or a direct or indirect Wholly-owned Subsidiary of Alpha), except on terms at least as favorable as could have been obtained on an arm's length basis from a third party or as otherwise permitted hereunder.

7.12. INDEBTEDNESS. It will not, and will not permit any of its Subsidiaries to:

         (a) contract, create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness of the Obligors under the Financing Documents, (ii) accounts payable incurred by the Obligors in the ordinary course of business consistent with past practice, (iii) Indebtedness owed to Alpha or any Subsidiary of Alpha representing Permitted Investments made on or after the date hereof, (iv) any unsecured Indebtedness of Alpha, provided that any Net Cash Proceeds of the same are applied to prepay Notes and Revolving Loans to the extent required by Section 2.1.5.4, (v) Indebtedness existing on the date hereof, which is either (A) Indebtedness of Washington or a Subsidiary of Washington or (B) set forth in Schedule 7.12, (vi) Indebtedness pursuant to Hedging Agreements entered into in the ordinary course of business consistent with past practice and not for the purpose of speculation, (vii) Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business, (viii) Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to Conexant mortgage title insurance policies, (ix) Indebtedness arising with respect to indemnification, representation, warranty, purchase price adjustment or other obligations incurred in connection with sales or other dispositions of assets permitted hereunder, (x) Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance, insurance and return-of-money bonds, letters of credit and other similar obligations, (xi) Indebtedness consisting of (1) Purchase Money Indebtedness or (2) Capital Lease Obligations incurred in the ordinary course of business after the Closing Date in respect of property acquired after the Closing Date; provided that the aggregate principal or capitalized amount of any such Indebtedness incurred in accordance with this clause (xi) during any fiscal quarter during the term of this Agreement shall not exceed $10,000,000 plus any unused portion of the Indebtedness permitted to be made pursuant to this clause (xi) during any prior fiscal quarter during the term of this Agreement, (xii) Indebtedness incurred to extend, renew or refinance Indebtedness described in paragraphs (iv), (v) or (xi) above ("REFINANCING INDEBTEDNESS") so long as such Refinancing Indebtedness is in an aggregate principal amount not greater than the sum of (1) the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus (2) ordinary and necessary fees and expenses incurred to obtain such Refinancing Indebtedness, and (except for Permitted Liens in respect of Purchase Money Indebtedness, Capital Lease Obligations and

         Indebtedness referred to in clause (a)(v)(A) above) is not secured by any property or assets of any Obligor or any Subsidiary of any Obligor, or

         (b) guaranty, whether pursuant to fianzas, avales or otherwise, any Indebtedness of any other person other than under Section 3 of this Agreement or enter into any other Contingent Obligation, except for (i) Hedging Agreements entered into in the ordinary course of business consistent with past practice and not for the purpose of speculation and (ii) guaranties by an Obligor or any of its Subsidiaries of any Indebtedness incurred by any other Obligor or any of its Subsidiaries to the extent such Indebtedness is permitted by this Section 7.12.

7.13. NOTICE OF DEFAULT; OTHER NOTICES. Alpha will promptly after obtaining knowledge thereof notify Conexant in writing of the occurrence of (i) any Default or Event of Default, (ii) any material litigation or proceedings that are instituted or threatened against it or any of its Subsidiaries or any of its assets, (iii) each and every event which would be a default or an event of default under any Indebtedness of Alpha or any of its Subsidiaries that is outstanding in principal amount of at least $1,000,000 and (iv) any other development in the business or affairs of Alpha and its Subsidiaries if the effect thereof could reasonably be expected to have a Material Adverse Effect.

7.14.    FINANCIAL REPORTING.

         7.14.1. FINANCE COMMITTEE. Promptly, and in no event later then five days after the Closing Date, Alpha's Board of Directors shall establish a committee of the Board of Directors to be named the Finance Committee (the "FINANCE COMMITTEE"), as hereinafter provided.

                  7.14.1.1. The Finance Committee shall have the composition, duties and powers set forth in the Finance Committee Charter attached hereto as Exhibit L and shall be maintained in such form until all Obligations are paid in full in cash.

                  7.14.1.2. Alpha shall furnish to the Finance Committee all such financial and other information, in such form and detail, as the Finance Committee may reasonably request from time to time.

         7.14.2. REPORTS. Alpha shall deliver to Conexant such reports concerning its business, operations and financial condition, at such intervals and in such form and detail, as Conexant may from time to time reasonably request. Without further request, Alpha shall deliver to Conexant, not later than ten (10) Business Days after the end of each month, Alpha's unaudited balance sheet for such month.

         7.14.3. COMPLIANCE CERTIFICATE. Not later than the first to occur of
         (1) the Business Day after Alpha releases to the public its earnings report for any fiscal quarter and (2) the date on which Alpha's Form 10-Q for each of Alpha's first three fiscal quarters shall be due (or forty-five days after the end of the fourth fiscal quarter with respect to the fourth fiscal quarter), commencing with the fiscal quarter ending June 30, 2002, Alpha shall furnish to Conexant a Compliance Certificate, signed by Alpha's chief executive officer and chief financial officer.

7.15. PAYMENT OF TAXES. It shall, and shall cause each of its Subsidiaries to:

         (a) timely file, or cause to be filed, all tax returns required to be filed by such Obligor or any of its Subsidiaries, and

         (b) pay and discharge all Taxes imposed upon it, its income, or its assets or properties, prior to the date on which penalties attach thereto, except to the extent that (i) any such Taxes are being contested in good faith by appropriate proceedings and reserves, adequate in Alpha's reasonable opinion, have been established by the Obligor or any of its Subsidiaries, as the case may be, on behalf of the applicable entity in respect of all such contested Taxes, or (ii) Alpha or any of its Subsidiaries is entitled to indemnification in respect of such Taxes pursuant to the Tax Allocation Agreement or the Purchase Documents.

7.16. CAPITAL EXPENDITURES. It will not make, and will not permit any of its Subsidiaries to make, Capital Expenditures in excess of $12,500,000 for any fiscal quarter, in the aggregate for Alpha and all of its Subsidiaries, during the term of this Agreement; provided that any unused portion of the Capital Expenditures permitted to be made pursuant to this Section 7.16 during a fiscal quarter may be made in any subsequent fiscal quarter.

7.17. MINIMUM CASH BALANCE. Alpha shall not permit at any time on or after December 31, 2002 the sum of (x) the consolidated balance of readily available cash on deposit with banks or similar accounts of Alpha and its Subsidiaries plus (y) the fair market value of all marketable securities held by Alpha and its Subsidiaries (other than securities issued by Alpha or any Subsidiary of Alpha), in each case subject to no Lien (other than any Lien created under the Security Documents and customary banker's or broker's liens and rights of setoff unrelated to margin activity) to be less than $40,000,000.

7.18. EXCLUDED SUBSIDIARIES; RESTRICTED SUBSIDIARIES. It will not, and will not permit any of its Subsidiaries to, sell, lease, contribute, loan, advance, assign or otherwise transfer any property that is Collateral to any Excluded Subsidiary or Restricted Subsidiary, except as hereinafter provided:

         7.18.1. Alpha or any of its Subsidiaries may make loans, capital contributions or advances to any Restricted Subsidiary to fund working capital and, to the extent permitted by this Agreement, Capital Expenditures, of any such Restricted Subsidiary, required in the ordinary course of business, in no event to exceed the amounts set forth below without Conexant's consent which, for working capital required by Restricted Subsidiaries in the ordinary course of business, will not be unreasonably withheld:

                  7.18.1.1. For all Restricted Subsidiaries other than Mexicali,
                  (1) for the fiscal quarters ended September 30, 2002 and December 31, 2002, $7,000,000 in the aggregate for each such fiscal quarter and (2) for all fiscal quarters thereafter, $4,500,000 in the aggregate for each such fiscal quarter;

                  7.18.1.2. For Mexicali, for all fiscal quarters, $14,500,000 in the aggregate for each such fiscal quarter.

         7.18.2. Alpha or any of its Subsidiaries may make loans, capital contributions or advances to any Excluded Subsidiary, in an amount not to exceed $10,000 in the aggregate for all Excluded Subsidiaries during the term of this Agreement, to the extent required to maintain the legal existence of such Excluded Subsidiaries.

         7.18.3. Alpha or any of its Subsidiaries may sell for cash (but not otherwise transfer) any property that is Collateral to any Restricted Subsidiary to the extent that any such sale would be a sale of assets permitted by Section 7.8.

         7.18.4. Alpha or any of its Subsidiaries may transfer to Mexicali inventory on a bailment or consignment basis, for assembly, test and processing by Mexicali, in the ordinary course of business consistent with past practice.

                                   SECTION 8

                                    INDEMNITY


8.1. INDEMNITY. Each Obligor, jointly and severally, agrees to indemnify, reimburse and hold Conexant and its successors, permitted assigns, employees, agents and servants (hereinafter in this Section referred to individually as "INDEMNITEE," and collectively as

"INDEMNITEES") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "LOSSES") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other Financing Document or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the actions taken or not taken after the Closing Date in connection with the manufacture, ownership, ordering, purchase, delivery, performance, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section for (x) Losses, to the extent such Loss is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct or (y) any Excluded Loss. Each Obligor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Obligor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Obligor of any such assertion of which such Indemnitee has knowledge.

Each Obligor further agrees, jointly and severally, to pay, or reimburse Conexant for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of Conexant's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and Conexant's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

Each Obligor further agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any losses, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Obligor in this Agreement, any other Financing Document.

If and to the extent that the obligations of any Obligor under this Section are unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2. EXPENSE REIMBURSEMENT. Within twenty Business Days after the Closing Date, Alpha will reimburse Conexant (by wire transfer to Conexant's bank account at Bank One, N.A., Account No. 51-52283, A.B.A. Routing Number 071000013) for all amounts in respect of reasonable fees, costs and expenses incurred and paid by Conexant before or at the Closing Date in connection with the preparation, negotiation, execution and delivery of the Financing Documents, including reasonable attorneys' fees and expenses and, to the extent not previously paid in full pursuant to Section 2.2.12, any record search, title report, transfer, UCC, Patent and Trademark Office, mortgage, notary, documentary, stamp or other filing or recording fees or taxes; provided that, within ten (10) Business Days after the Closing Date, Conexant has notified Alpha in writing of such expenses and provided Alpha with an invoice, statement of account or other appropriate supporting documentation therefor. Alpha will reimburse Conexant (by wire transfer to the same bank account referred to in the preceding sentence) for all amounts in respect of reasonable fees, costs and expenses incurred and paid by Conexant after the Closing Date in connection with filings reasonably necessary to establish or perfect the liens granted by this Agreement, including reasonable attorneys' fees and expenses and any record search, title report, transfer, UCC, Patent and Trademark Office, mortgage, notary, documentary, stamp or other filing or recording fees or taxes related thereto, within twenty Business Days after Conexant's request therefor and production to Alpha of an invoice, statement of account or other appropriate supporting documentation.

8.3. INDEMNITY OBLIGATIONS SECURED BY COLLATERAL. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.

8.4. SURVIVAL. The indemnity obligations of each Obligor contained in this
Section 8 shall continue in full force and effect notwithstanding the full payment of all of the other Obligations.

                                   SECTION 9

                                  MISCELLANEOUS


9.1. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telegram, telecopy or telex, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid, addressed as follows:

                  (a) If to Alpha or any Alpha Subsidiary:

                      Alpha Industries, Inc.
                      20 Sylvan Road
                      Woburn, MA  01801
                      Fax:  (617) 824-4426
                      Attention:    Paul E. Vincent
                                    Chief Financial Officer

                      with a copy to (not effective for purposes of notice):

                      Alpha Industries, Inc.
                      20 Sylvan Road
                      Woburn, MA  01801
                      Fax:  (617) 824-4564
                      Attention:    General Counsel

                  (b) If to Conexant:

                      Conexant Systems, Inc.
                      4311 Jamboree Road
                      Newport Beach, CA  92660-3095
                      Fax:  (949) 483-6388
                      Attention:    Dennis E. O'Reilly
                                    Senior Vice President, General Counsel
                                    and Secretary

                      with a copy to (not effective for purposes of notice):

                      Chadbourne & Parke
                      30 Rockefeller Plaza
                      New York, New York 10112
                      Fax:  (212) 541-5369
                      Attention:    Peter R. Kolyer, Esq.


or to such other address as may be specified from time to time by Alpha or Conexant on notice to the other party. Such notice or communication will be deemed to have been given as of the date so personally delivered, telegraphed, telecopied, telexed, mailed or sent by courier.

9.2. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Obligor directly affected thereby and Conexant.

9.3. OBLIGATIONS ABSOLUTE. The obligations of each Obligor hereunder shall remain in full force and effect without regard to, and shall not be impaired by
(a) any Bankruptcy Event in respect of any Obligor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Financing Document; or (c) any amendment to or modification of any Financing Document or any release of or change in the Collateral or other security for any of the Obligations; whether or not each Obligor shall have notice or knowledge of any of the foregoing.

9.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each Obligor and its successors and assigns (although no Obligor may assign its rights and obligations hereunder) and shall inure to the benefit of Conexant and its successors and permitted assigns. Conexant may assign its rights under this Agreement and the other Financing Documents to any Person that is not a Competitor of Alpha, provided that such Person executes an assignment and assumption in respect of the Revolving Loan and the Commitment hereunder, in form reasonably satisfactory to Alpha. All agreements, statements, representations and warranties made by each Obligor herein or in any certificate or other instrument delivered by such Obligor or on its behalf under this Agreement shall be considered to have been relied upon by Conexant and shall survive the execution and delivery of this Agreement and the other Financing Documents regardless of any investigation made by Conexant or on its behalf.

9.5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.6. TERMINATION; RELEASE. After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and Conexant, at the request and expense of the respective Obligor, will promptly execute and deliver to such Obligor a proper instrument or instruments (including, without limitation, UCC termination statements on Form UCC-3, termination notices to each of the banks or brokers pursuant to any Bank Account Control Agreement and Securities Account Control Agreement entered into with respect to the Collateral, releases of Collateral Assignments of Lease and releases of the U.S. Mortgages and the Mexican Mortgages) acknowledging the satisfaction and termination of this Agreement and the other Financing Documents and the termination of the Liens hereunder and thereunder, and will duly assign, transfer and deliver to such Obligor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Conexant and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Obligor and Conexant.

9.8. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9. JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         9.9.1. NEW YORK COURTS. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Conexant may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against any Obligor or its properties in the courts of any other jurisdiction.

         9.9.2. VENUE. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any New York State or Federal court. Each Obligor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         9.9.3. SERVICE OF PROCESS. Each Obligor irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this

         Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11. ADDITIONAL SUBSIDIARY OBLIGORS. Alpha shall cause each person that becomes a Subsidiary of Alpha after the Closing Date to execute and deliver to Conexant a Financing Agreement Supplement and such other agreements, financing statements or other documents as Conexant may reasonably request to perfect, protect, and enforce the security interest granted therein, except in the case of any Foreign Subsidiary, to the extent that, in the opinion of recognized counsel practicing in the applicable jurisdiction, such action would be unlawful on the part of such Foreign Subsidiary after taking all reasonable measures consistent with applicable laws to enable such Foreign Subsidiary to execute and deliver such documents. Upon execution and delivery after the date hereof by Conexant and such Subsidiary of a Financing Agreement Supplement, such Subsidiary shall become an Obligor (and, for purposes of Section 3, an Alpha Subsidiary and Guarantor) hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any Financing Agreement Supplement shall not require the consent of any other Obligor hereunder. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Agreement.

9.12. CONFIDENTIALITY. Conexant agrees to keep confidential (and to use reasonable efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that Conexant shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives (including, without limitation, attorneys and auditors) as need to know such Information, (b) to the extent requested by any regulatory authority (provided such authority shall be advised of the confidential nature of the Information), (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under any of the other Financing Documents, or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to Conexant on a nonconfidential basis from a source other than Alpha. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by Conexant based on any of the foregoing) that are received from Alpha or its Subsidiaries and are identified as "Confidential" or are a type that would normally be accorded confidential treatment, other than any of the foregoing that were available to Conexant on a nonconfidential basis prior to its disclosure thereto by Alpha or any of its Subsidiaries. In the event that Conexant is required by applicable law, regulation or legal process to disclose any of the Information, Conexant will, to the extent permitted by law, promptly, notify Alpha in writing. In the event that no protective order or other remedy is obtained, or that Alpha does not waive compliance with the terms of this Section, Conexant or its representative will furnish only that portion of the Information which legal counsel, satisfactory to Alpha, advises is legally required and Conexant or its representative shall exercise reasonable efforts at Alpha's expense to preserve the confidentiality of the remainder of the Information. In no event will Conexant, or any representative of Conexant, oppose action by Alpha to obtain a protective order or other relief to prevent the disclosure of the Information or to obtain reliable assurance that confidential treatment will be afforded the Information. The provisions of this Section 9.12 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

9.13. ENTIRE AGREEMENT. This Agreement and the other Financing Documents embody the entire agreement and understanding between the Obligors and Conexant and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Financing Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

9.14. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding on and inure solely to the benefit of each party hereto and their permitted successors and assigns and the Indemnitees, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.15. WITHHOLDING TAXES. Notwithstanding anything to the contrary in this Agreement or the Purchase Documents, and except as provided in Section 10.11(d) of the Mexicali Asset Purchase Agreement, Alpha and Mexicali shall withhold any Taxes required to be withheld from any amounts payable under this Agreement or any other Financing Document. If any such Taxes are required to be deducted from or in respect of amounts paid to Conexant other than in respect of the Mexicali Note, Alpha shall pay to Conexant, in the manner provided in Section 1 of the Notes, such amount as may be required so that after making all required deductions for such Taxes, Conexant shall receive an amount equal to the sum it would have received had no such deductions been made. Except as provided in Section 10.11(d) of the Mexicali Asset Purchase Agreement, if any such Taxes accrue and are required to be deducted from or in respect of amounts payable to Conexant in respect of the Mexicali Note, Alpha shall pay to Conexant, in the manner provided in Section 1 of the Notes, such amount as may be required so that after making all required deductions for such Taxes, Conexant shall receive an amount equal to the sum it would have received had only one-half of such deductions been made; provided, however, if Conexant delivers to Alpha an Exchange Notice requesting Alpha's consent to exercise the Exchange Right, and such request is denied by Alpha pursuant to Section 2.4.2.4, to the extent any such Taxes accrue after such Exchange Notice is delivered to Alpha and are required to be deducted from or in respect of amounts payable to Conexant in respect of the Mexicali Note, Alpha shall pay to Conexant, in the manner provided in Section 1 of the Notes, such amount as may be required so that after making all required deductions for such Taxes, Conexant shall receive an amount equal to the sum it would have received had no such deductions been made.

9.16. FOREIGN SUBSIDIARIES. The provisions of this Agreement shall be binding upon and enforceable against Obligors that are Foreign Subsidiaries (other than Mexicali) and with respect to their property and assets only to the extent permitted by applicable law of the jurisdiction in which any such Foreign Subsidiary is organized.

               (remainder of this page intentionally left blank -
                             signature pages follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                CONEXANT SYSTEMS, INC.


                                By:   /s/ Dennis E. O'Reilly
                                    -------------------------------------------
                                      Name:     Dennis E. O'Reilly
                                      Title:    Senior Vice President,
                                                General Counsel and Secretary



                                ALPHA INDUSTRIES, INC.,
                                      as an Obligor


                                By:   /s/ Paul E. Vincent
                                    -------------------------------------------
                                      Name:     Paul E. Vincent
                                      Title:    Vice President, Chief Financial
                                                Officer, Treasurer and Secretary



                                ALPHA INDUSTRIES LIMITED,
                                      as an Obligor


                                By:   /s/ Paul E. Vincent
                                    -------------------------------------------
                                      Name:     Paul E. Vincent
                                      Title:    Director



                                ALPHA SECURITIES CORPORATION,
                                      as an Obligor


                                By: /s/ Paul E. Vincent
                                    -------------------------------------------
                                      Name:     Paul E. Vincent
                                      Title:    Treasurer and Clerk



                                TRANS-TECH, INC.,
                                      as an Obligor


                                By:   /s/ Paul E. Vincent
                                    -------------------------------------------
                                      Name:     Paul E. Vincent
                                      Title:    Treasurer and Secretary

                                AIMTA, INC.,
                                      as an Obligor



                                By:   /s/ Paul E. Vincent
                                    -------------------------------------------
                                      Name:     Paul E. Vincent
                                      Title:    Vice President, Treasurer
                                                and Secretary

                                CFP HOLDING COMPANY, INC.,
                                      as an Obligor


                                By:   /s/ Paul E. Vincent
                                    -------------------------------------------
                                      Name:     Paul E. Vincent
                                      Title:    Treasurer and Secretary

                                4067959 CANADA, INC.,
                                      as an Obligor


                                By:   /s/ Daniel N. Yannuzzi
                                    -------------------------------------------
                                      Name:     Daniel N. Yannuzzi
                                      Title:    Secretary



                                By:   /s/ Randolph F. LeVan, Jr.
                                    -------------------------------------------
                                      Name:     Randolph F. LeVan, Jr.
                                      Title:    President

                                CONEXANT SYSTEMS, S.A. de C.V.,
                                      as an Obligor


                                By:   /s/ Paul E. Vincent
                                    -------------------------------------------
                                      Name:     Paul E. Vincent

                                LEADERCO JAPAN KK,
                                      as an Obligor


                                By:   /s/ Mikio Hattori
                                    -------------------------------------------
                                      Name:     Mikio Hattori
                                      Title:    Representative Director

                                LEADERCO WORLDWIDE, INC.,
                                      as an Obligor


                                By:   /s/ Daniel N.Yannuzzi
                                    -------------------------------------------
                                      Name:     Daniel N.Yannuzzi
                                      Title:    President and Secretary

                                                                       EXHIBIT A



                                   DEFINITIONS


1.1. DEFINED TERMS. The following terms shall have the meanings set forth below:

                  "ACCOUNTS" shall have the meaning set forth in the UCC.

                  "ACCOUNTS RECEIVABLE" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

                  "ACQUISITION NOTES" shall mean the Alpha Notes, the Mexicali Note and the Exchange Note, if and when issued, individually and collectively.

                  "AFFILIATE" shall mean any person which, directly or indirectly, is in control of, is controlled by, or is under common control with, another person. For purposes of this definition, a person shall be deemed to be "controlled by" another person if the latter possesses, directly or indirectly, power either to (a) vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or other managing body of the former, or (b) direct or cause the direction of the management and policies of the former, whether by contract or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a person solely by reason of his or her being a director, officer or employee of such person.

                  "AGREEMENT" shall mean this Financing Agreement, all Financing Agreement Supplements, and all Exhibits and Schedules.

                  "ALPHA ASSET PURCHASE AGREEMENT" shall mean the U.S. Asset Purchase Agreement, dated as of December 16, 2001, by and between Alpha and Conexant, as amended by the Amendment No. 1 to the U.S. Asset Purchase Agreement, dated as of June 25, 2002, by and between Alpha and Conexant, as the same may be further amended, supplemented or modified from time to time.

                  "ALPHA EXCHANGE NOTE" shall mean the promissory note issued pursuant to Section 2.4.4, substantially in the form annexed as Exhibit B-2, duly completed in accordance with Section 2.4.4.2.

                  "ALPHA INDUSTRIES GMBH" shall mean Alpha Industries GmbH, a company organized under the laws of Germany and Wholly-owned Subsidiary of Alpha.

                  "ALPHA FSC" shall mean Alpha FSC, Inc., a company organized under the laws of Barbados.

                  "ALPHA NOTES" shall mean (i) the Stock Purchase Note, (ii) the U.S. Asset Purchase Note and (iii) the Alpha Exchange Note, individually and collectively.

                  "ALPHA OBLIGATIONS" shall mean (i) the payment when due (whether at the stated maturity, by acceleration or otherwise) of principal of and interest on each Revolving Loan and each of the Alpha Notes, and (ii) the payment and performance of all obligations of Alpha under this Agreement and the other Financing Documents.

                  "ALPHA STOCK PURCHASE AGREEMENT" shall mean the Mexican Stock Purchase Agreement, dated as of June 25, 2002, by and between Alpha and Conexant, as the same may be amended, supplemented or modified from time to time.

                  "APPLICABLE RATE" shall mean, with respect to any Revolving Loan and any Acquisition Note, a per annum rate of interest equal to:

                  (i) for the period commencing on (and including) the Closing Date to (but excluding) the 90th day following the Closing Date, ten percent (10%);

                  (ii) for the period commencing on (and including) the 90th day following the Closing Date to (but excluding) the 180th day following the Closing Date, twelve percent (12%); and

                  (iii) for the period commencing on (and including) the 180th day following the Closing Date to (but excluding) the Maturity Date, fifteen percent (15%).

                  "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger or otherwise and including by way of a sale and leaseback) by Alpha or any of its Subsidiaries to any person of (a) any capital stock of any Subsidiary (other than directors' qualifying shares) or (b) any other assets of Alpha or any of its Subsidiaries.

                  "AVAILABILITY PERIOD" shall mean the period commencing on July 10, 2002 and ending on the Expiration Date.

                  "AVAILABLE CASH" shall mean, at any time, the aggregate amount, determined on a consolidated basis for Alpha and its Subsidiaries, of all cash, cash equivalents and marketable securities held by Alpha and its Subsidiaries, as shown on its most recent monthly balance sheet as of the time any determination of Available Cash is required to be made.

                  "BANK ACCOUNT CONTROL AGREEMENT" shall mean the Bank Collateral Account Agreement among Alpha or any Alpha Subsidiary, Conexant, and each bank depositary of Alpha or any Alpha Subsidiary, in form and substance reasonably satisfactory to each party thereto in respect of the Deposit Accounts listed in Schedule 5.2.1 and Schedule 1 of any Financing Agreement Supplement.

                  "BANKRUPTCY EVENT" shall mean any event of the type set forth in clause (e) or (f) of the definition of Event of Default.

                  "BORROWER ACCOUNT" shall mean Alpha's account set forth below or such other bank account of Alpha as Alpha may from time to time designate in a written notice to Conexant.

Bank Name:                 Fleet Bank, 100 Federal Street, Boston, MA  02110
ABA#                       011-000-138
Account No.                0058269168
Beneficiary Name:          Alpha Industries, Inc.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day when banks are authorized or required to be closed in California, Massachusetts or Michigan and, in the case of any payment required to be made by or to Mexicali, Mexico.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate, without duplication, of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Alpha or any of its Subsidiaries during such period (or, in the case of a newly formed or acquired Subsidiary, during the portion of such period when such person was a Subsidiary) that, in accordance with GAAP, are includible in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of Alpha and its Subsidiaries for such period (or, in the case of a newly formed or acquired Subsidiary, during the portion of such period when such person was a Subsidiary) including expenditures for assets leased by Alpha or any of its Subsidiaries under Capital Lease Obligations to the extent classified as Capital Lease Obligations.

                  "CAPITAL LEASE OBLIGATIONS" shall mean as to any person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE OF CONTROL" shall be deemed to have occurred if: (A) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof, shall own, directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Alpha, or (B) the Continuing Directors shall at any time cease to constitute a majority of the board of directors of Alpha.

                  "CHATTEL PAPER" shall have the meaning set forth in the UCC.

                  "CLOSING CERTIFICATE" shall mean a certificate issued by an authorized executive officer of Alpha and each Alpha Subsidiary, substantially in the form annexed as

Exhibit C-1 duly completed in respect of each Alpha Subsidiary that was a Subsidiary of Washington immediately prior to the Merger and substantially in the form annexed as Exhibit C-2 duly completed in respect of all other Obligors.

                  "CLOSING DATE" shall mean June 25, 2002 or such other date as may be agreed in writing by Conexant and Alpha.

                  "COLLATERAL" shall mean, with respect to any Obligor, all of the property and assets (tangible and intangible) of every kind in which such Obligor has any right, title or interest, now existing or hereafter acquired, including all of such Obligor's (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles (including Payment Intangibles and Contracts), (e) Inventory, (f) Deposit Accounts, (g) Supporting Obligations, (h) Letter of Credit Rights, (i) Software, (j) Chattel Paper, (k) Commercial Tort Claims, (l) Instruments, (m) Investment Property, (n) cash and cash accounts,
(o) letters of credit, (p) Goods, (q) Pledged Securities, (r) Intellectual Property and (s) without duplication, Proceeds; provided, that the Collateral shall not include Excluded Property.

                  "COLLATERAL ASSIGNMENT OF LEASES" shall mean those certain collateral assignment of lease agreements, dated as of the Closing Date for the leased properties set forth in Schedule II.

                  "COMMERCIAL TORT CLAIMS" shall have the meaning set forth in the UCC.

                  "COMMODITY ACCOUNT", "COMMODITY CONTRACT", "COMMODITY CUSTOMER" and "COMMODITY INTERMEDIARY" shall have the meanings set forth in the UCC.

                  "COMPETITOR OF ALPHA" shall mean any person, other than Conexant or any Subsidiary, division or business unit of Conexant (including Mindspeed), which derives more than 10% of its revenues from any businesses as are conducted by Alpha and its Subsidiaries.

                  "COMPLIANCE CERTIFICATE" shall mean a certificate issued by Alpha, substantially in the form annexed as Exhibit D duly completed.

                  "CONTINGENT OBLIGATION" shall mean, as to any person, any direct or indirect liability of that person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another person (the "PRIMARY OBLIGOR"), including any obligation of that person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any surety instrument (other than any letter of credit) issued for the account of that person or as to which that person is otherwise liable for reimbursement of drawings or payments; and (c) with respect to any Hedging Agreement. The amount of any Contingent Obligation shall be deemed equal to (x) in the case of any Guaranty Obligation, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made, or if not stated or if indeterminable, the reasonably anticipated maximum liability in respect thereof, and (y) in the case of any other Contingent Obligation, the reasonably anticipated maximum liability in respect thereof.

                  "CONTINUING DIRECTOR" shall mean any member of Alpha's board of directors who either (i) is a member of such board as of the Closing Date or
(ii) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors at the time of such vote who are Continuing Directors.

                  "CONTRACTS" shall mean all contracts, leases and agreements (other than Licenses) between any Obligor and one or more additional parties.

                  "CONTRIBUTION AGREEMENT" shall mean the Contribution and Distribution Agreement, dated as of December 16, 2001, as amended as of June 25, 2002, by and between Conexant and Washington.

                  "COPYRIGHT LICENSE" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright, now or hereafter owned, by any Obligor or which such Obligor otherwise has the right to license, or granting any right to such Obligor under any Copyright, now or hereafter owned, by any third party, and all rights of such Obligor under any such agreement.

                  "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by any Obligor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, whether statutory or common law, whether or not the underlying works of authorship have been published, and all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office. Copyrights shall include, without limitation, (i) the right to print, publish and distribute any of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, and (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof).

                  "DEFAULT" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEPOSIT ACCOUNTS" shall have the meaning set forth in the UCC and shall include the accounts listed on Schedule 5.2.1 and Schedule 1 of any Financing Agreement Supplement.

                  "DOCUMENTS" shall have the meaning set forth in the UCC.

                  "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

                  "ELIGIBLE RECEIVABLES" shall mean the Accounts Receivable set forth in Schedule I.

                  "ELECTRONIC CHATTEL PAPER" shall have the meaning set forth in the UCC.

                  "EQUIPMENT" shall have the meaning set forth in the UCC and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles, now or hereafter owned by any Obligor, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "EVENT OF DEFAULT" shall mean the occurrence of any one or more of the following:

         (a) any representation or warranty made herein or in any other Financing Document by any Obligor shall prove to have been false or misleading in any material respect when so made or furnished; or

         (b) Alpha or Mexicali shall fail to pay (i) any installment of principal when the same may become due and payable under any Revolving Loans or any of the Notes or (ii) any installment of interest under any Revolving Loans or any of the Notes or any other amount (other than an amount referred to in clause (i)) when the same shall have become due and payable under any Financing Document and such failure shall continue unremedied for a period of five (5) days; or

         (c) any Obligor (other than Alpha) shall fail to pay any Obligation guarantied under this Agreement within five (5) days after demand for payment by Conexant; or

         (d) any Obligor shall fail to observe or perform any of the covenants, conditions or agreements contained in this Agreement or any other Financing Document (other than those referred to in clause (b) or (c) above) for a period of thirty (30) days after written notice shall have been given by Conexant to Alpha specifying such failure and requiring Alpha to remedy the same; or

         (e) any Obligor or any of its Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Obligor or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         (f) involuntary proceedings or an involuntary petition shall be commenced or filed against any Obligor or any of its Subsidiaries under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within sixty (60) days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of any Obligor or any of its Subsidiaries; or

         (g) this Agreement, any Note or any Security Document (other than any Foreign Pledge Agreement) shall cease to be in full force and effect or any Obligor shall so assert in writing; or

         (h) the Financing Documents shall cease to give Conexant the liens, rights, powers and privileges purported to be created thereby, including, to the extent acquired, a valid, perfected, first priority (except as otherwise provided by this Agreement) security interest in, and lien on, any material portion of the securities, assets or properties covered thereby, except to the extent any such loss of perfection or priority results from the failure of Conexant to maintain possession of certificates representing securities pledged herein and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

         (i) any Obligor or any of its Subsidiaries shall fail to pay any principal of or interest on any indebtedness for borrowed money that is outstanding in principal amount of at least $1,000,000 in the aggregate of such Obligor or such Subsidiary, when the same becomes due and payable (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

         (j) one or more judgments or orders for the payment of money which is not covered by insurance and, in the aggregate, is in excess of $10,000,000 shall be rendered against any Obligor or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order shall not be in effect, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any of the Obligors or their Subsidiaries to enforce such judgment; or

         (k) there shall have occurred a Change of Control; or

         (l) there shall have occurred a liquidation, dissolution or winding up of any of the Obligors or their Subsidiaries or any corporate action is taken by any Obligor or any of its Subsidiaries for the purpose of effecting any of the foregoing.

                  "EXCESS CASH" shall mean, for any month, the amount by which
(x) Available Cash exceeds (y) $60,000,000, as of the close of business on the last Business Day of the month.


                  "EXCESS CASH PAYMENT DATE" shall mean the date occurring 10 Business Days after the last day of each calendar month.


                  "EXCHANGE NOTICE" shall mean the notice exercising the Exchange Right, substantially in the form annexed as Exhibit F, appropriately completed in accordance with Section 2.4.3.

                  "EXCHANGE RIGHT" shall have the meaning set forth in Section 2.4.

                  "EXCLUDED LICENSES" shall mean various technology Licenses, cross Licenses comprising covenants not to sue, and so-called reusable IP Licenses which contain provisions prohibiting the grant hereunder of a security interest therein without the consent of other persons.

                  "EXCLUDED LOSS" shall mean any Loss caused by any circumstance, event or condition, existing as of the Closing Date, that affects any property directly or indirectly acquired by Alpha in the Merger or pursuant to the Purchase Documents, including any Lien on any such property, any liability associated with the ownership or control of such property (under environmental laws or otherwise), or any claim that the transfer of any such property to Alpha violated any applicable law, rule, regulation, order or Contract binding on any such property, Conexant or any Subsidiary of Conexant.

                  "EXCLUDED PROPERTY" shall mean (i) the Contracts which contain provisions prohibiting the grant hereunder of a security interest therein without the consent of other persons ("EXCLUDED CONTRACT"), and (ii) Excluded Licenses; provided that to the extent that any necessary consent is obtained to grant a security interest in any such Excluded Contract and/or Excluded License, such Excluded Contract and/or Excluded License, as the case may be, shall no longer constitute Excluded Property and shall become Collateral hereunder; provided, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such Excluded Contract or Excluded License shall be subject to the security interests created by this Agreement.

                  "EXCLUDED SUBSIDIARY" shall mean (i) Alpha Industries GmbH and
(ii) Alpha FSC, Inc.

                  "EXPIRATION DATE" means the first to occur of (i) the date 364 calendar days after the Closing Date, and (ii) any date on which the Commitments are terminated in accordance with the provisions of this Agreement.

                  "FIANZA" shall mean that certain General Continuing Guaranty Agreement, that is enforceable under the laws of Mexico, executed and delivered in favor of Conexant by Mexicali, and in form and substance satisfactory to Conexant.

                  "FINANCING AGREEMENT SUPPLEMENT" shall mean the instrument annexed as Exhibit E duly completed in accordance with Section 9.11 of this Agreement.

                  "FINANCING DOCUMENTS" shall mean this Agreement, the Security Documents, any Financing Agreement Supplement, the Alpha Notes, the Revolving Note, the Mexicali Note, the Closing Certificate, any Compliance Certificate, and any other document, instrument or certificate required by this Agreement or any Security Document to be delivered to Conexant by or on behalf of any Obligor, individually and collectively.

                  "FIXTURES" shall have the meaning set forth in the UCC.

                  "FOREIGN PLEDGE AGREEMENTS" shall mean (i) the Mexicali Stock Pledge Agreement, (ii) the Share Mortgage referred to in Section 2.3.9.7, (iii) the Statement of Pledge of Share Account Declaration and (iv) the Certificate of Pledge referred to in
Section 2.3.9.3, individually and collectively.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

                  "GENERAL INTANGIBLES" shall have the meaning set forth in the UCC.

                  "GOODS" shall have the meaning set forth in the UCC.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any federal, state, local or foreign court or governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body.

                  "GUARANTY" shall mean the guaranty of the Obligations set forth in Section 3 of this Agreement.

                  "GUARANTOR" shall mean Alpha, each Alpha Subsidiary and each person that becomes an Obligor pursuant to Section 9.11 of this Agreement, individually and collectively.

                  "HEDGING AGREEMENT" shall mean any interest rate, currency, or commodity swap agreement, exchange agreement, hedging arrangement or similar agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices, including any futures contract, forward contract or option agreement.

                  "INDEBTEDNESS" shall mean, as to any person, without duplication, (a) all indebtedness of such person (i) evidenced by any notes, bonds, debentures or similar instruments made or issued by such person, (ii) for borrowed money, or (iii) for the deferred purchase price of property or services, (b) the face amount of all letters of credit or banker's acceptances issued for the account of such person, (c) all indebtedness secured by any Lien on any property owned by such person, whether or not such indebtedness has been assumed by such person, (d) the aggregate amount of Capital Lease Obligations,
(e) all repurchase obligations of such person pursuant to which such person has agreed to repurchase on a future date properties or assets previously transferred by it, for a specified price, (f) all Contingent Obligations of such person with respect to the Indebtedness of others, (g) all obligations of such person in respect of Hedging Agreements, and (h) all obligations under any "synthetic leases" or in respect of any "minority interest" in a person primarily engaged in financing activities, excluding, however, from each of clauses (a) through (h) inclusive (1) all accounts payable and accrued obligations incurred in the ordinary course of business, due and payable within 90 days of the earlier of shipment and invoice and accounted for as current liabilities, or, if such obligations are past due, to the extent the same are being disputed in good faith by appropriate proceedings so long as adequate reserves are maintained therefor in accordance with GAAP, and (2) obligations under leases, excluding in all cases for the purposes of this clause (2), any "synthetic leases", which are, in accordance with GAAP, accounted for as operating leases. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, solely to the extent such Indebtedness is recourse to such person or all or a portion of such person's assets either expressly, by operation of law or otherwise.

                  "INDEMNITEE" shall have the meaning set forth in Section 8.1 of this Agreement.

                  "INSTRUMENT" shall have the meaning set forth in the UCC.

                  "INTELLECTUAL PROPERTY" shall mean all intellectual and similar property of any Obligor of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                  "INVENTORY" shall have the meaning set forth in the UCC.

                  "INVESTMENT" means any investment in any Person, whether by means of an acquisition of securities, share capital, partnership, joint venture or other equity investment, capital contribution, profit sharing arrangement, loan, guarantee, advance, deposit or otherwise.

                  "INVESTMENT PROPERTY" shall have the meaning set forth in the UCC.

                  "LETTER OF CREDIT RIGHTS" shall have the meaning set forth in the UCC.

                  "LICENSE" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Obligor is a party.

                  "LIENS" shall mean any security interest, mortgage, pledge, hypothecation, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Obligor's property, and any option, warrant, purchase or subscription right, transfer restriction or other encumbrance on any capital stock of any Subsidiary of Alpha.

                  "LOSS" shall have the meaning set forth in Section 8.1.

                  "MARGIN STOCK" shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect.

                  "MATERIAL ADVERSE EFFECT" means any event, condition or circumstance which materially and adversely affects (i) the business, operations, properties or condition (financial or other) of Alpha and its Subsidiaries, taken as a whole, or (ii) the ability of any Obligor to perform its obligations under the Financing Documents or (iii) the rights or remedies of Conexant under any of the Financing Documents or (iv) the perfection or priority of any Lien on any item of Collateral granted by any of the Security Documents from that in effect on the Closing Date or (v) the legality, validity or enforceability of any provision in any of the Financing Documents from that in effect on the Closing Date.

                  "MATERIAL ITEM" shall mean any property that is Collateral except for any particular property that (x) is not material to the business, operations or condition (financial or other) of any Obligor and (y) has a book value of less than $100,000.

                  "MATURITY DATE" shall mean the date 364 calendar days after the Closing Date.

                  "MERGER" shall mean the merger of Washington with and into Alpha pursuant to the Merger Agreement.

                  "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of December 16, 2001, as amended as of April 12, 2002, by and among Conexant, Alpha and Washington.

                  "MEXICALI ASSET PURCHASE AGREEMENT" shall mean the Amended and Restated Mexican Asset Purchase Agreement, dated as of June 25, 2002, by and between Alpha and Conexant, as the same may be amended, supplemented or modified from time to time.

                  "MEXICALI NOTE" shall mean the promissory note issued by Mexicali to Conexant pursuant to Section 2.4 of the Mexicali Asset Purchase Agreement, in the form annexed as Exhibit B-4.

                  "MEXICALI OBLIGATIONS" shall mean (i) the payment when due (whether at the stated maturity, by acceleration or otherwise) of principal of and interest on the Mexicali Note, and (ii) the payment and performance of all obligations of Mexicali under the Mexican Security Documents.

                  "MEXICAN MORTGAGES" shall mean that certain Mortgage Agreement, dated as of the Closing Date, in the form annexed as Exhibit H.

                  "MEXICAN SECURITY DOCUMENTS" shall mean the Mexican Mortgages, the Fianza, the Mexican Stock Pledge Agreement, and each document or instrument provided pursuant to Section 2.4.7 from time to time.

                  "MEXICAN STOCK PLEDGE AGREEMENT" shall mean that certain Stock Pledge Agreement by and among Alpha, LeaderCo Worldwide, Inc., Mexicali and Conexant in the form annexed as Exhibit I.

                  "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards from any single event or series of related events), net of transaction expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and transfer and similar taxes) and
(b) with respect to any creation or incurrence of Indebtedness, the issuance or sale of capital stock of Alpha or its Subsidiaries, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and underwriter's discounts and commissions) incurred in connection therewith.

                  "NOTES" shall mean the Acquisition Notes and the Revolving Note, if issued, individually and collectively.

                  "NOTICE OF BORROWING" means a notice, substantially in the form annexed as Exhibit K, appropriately completed in conformity with Section 2.1.3.

                  "OBLIGATIONS" shall mean (i) the Alpha Obligations; (ii) the Mexicali Obligations; (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of each Obligor to Conexant, whether now existing or hereafter incurred under, arising out of, or in connection with this Agreement and the other Financing Documents (including, in the case of each Alpha Subsidiary, all such obligations and indebtedness under the Guaranty) and the due performance and compliance by such Obligor with all of the terms, conditions and agreements contained in this Agreement and the other Financing Documents; (iv) any and all sums advanced by Conexant in order to preserve the Collateral or preserve its security interest in the Collateral; (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Obligor referred to in clause (i) or (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Conexant of its rights hereunder, together with reasonable attorneys' fees and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

                  "OBLIGORS" shall mean Alpha, the Alpha Subsidiaries and any person that becomes an Obligor pursuant to Section 9.11 of this Agreement, individually and collectively.

                  "PATENT LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use, sell, offer for sale, or import any invention on which a Patent, now or hereafter owned by any Obligor or which any Obligor otherwise has the right to license, is in existence, or granting to any Obligor any right to make, use, sell, offer for sale, or import any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Obligor under any such agreement.

                  "PATENTS" shall mean all of the following now owned or hereafter acquired by any Obligor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, provisionals, substitutes, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use, sell, offer for sale and/or import the inventions disclosed or claimed therein. Patents shall include without limitation (i) all inventions and improvements described or claimed therein, (ii) the right to sue or otherwise recover for any infringements or misappropriations thereof, and (iii) all income, royalties, damages and other payments now and hereinafter due and/or payable with respect thereto (including, without limitation, patents under all Patent Licenses entered into in connection therewith, and damages and payments for past and future infringements thereof).

                  "PAYMENT INTANGIBLES" shall have the meaning set forth in the UCC.

                  "PERMITTED INVESTMENTS" shall mean, as to any person, (a) Investments made by Alpha in accordance with its Investment Policy as adopted by Alpha in January, 2000 (as the same may be amended from time to time with the approval of Conexant); provided, that no Investments denominated in any currency other than United States dollars other than foreign currency deposits held in bank accounts of Foreign Subsidiaries to fund current operations in the normal course of business shall be made during the term of this Agreement without Conexant's prior written consent; (b) Investments existing on the date hereof and any other Investments that may be distributed thereon or in exchange or conversion thereof or in substitution therefor; (c) Capital Expenditures to the extent permitted by this Agreement; (d) cash collateral provided to Conexant pursuant to the Financing Documents; (e) Contingent Obligations of any person, acquired in the ordinary course of business; (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (g) intercompany loans and advances to a Subsidiary of Alpha to fund working capital needs incurred in the ordinary course of business consistent with past practice; provided that the aggregate amount of such Investments made after the Closing Date in any Excluded Subsidiary or Restricted Subsidiary shall be subject to the limitations in Section 7.18; (h) Investments consisting of Hedging Agreements entered into in the ordinary course of business consistent with past practice and not for the purpose of speculation; (i) capital stock of any Person that is a Subsidiary of any Obligor on the Closing Date, after giving effect to the Merger and the Purchase Documents; (j) loans or advances from any Obligor or its Subsidiaries to its directors, officers and employees in the ordinary course of business consistent with past practice and
(k) accounts payable (or advances or extensions of credit to customers payable within 90 days for inventory or services purchased from any Obligor) arising in the ordinary course of business.

                  "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments and governmental charges or levies on property not yet due and payable or which are being contested in good faith and for which appropriate reserves are maintained, (ii) Liens imposed by law, such as landlords', materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days, (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation, to secure the performance of bids, trade contracts (other than Indebtedness), leases (other than Capital Lease Obligations), letters of credit, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or to secure public or statutory obligations, not to exceed $10,000,000 at any one time outstanding, (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (v) Liens for Purchase Money Indebtedness or Capital Lease Obligations, provided such Indebtedness is permitted by the terms of this Agreement and the Lien applies only to the property that is acquired with the proceeds of the Purchase Money Indebtedness or is leased pursuant to such Capital Lease Obligation (or proceeds of such acquired property), (vi) Liens expressly permitted or granted by the Financing Documents, (vii) Liens on property acquired pursuant to the Purchase Documents which existed at the time such property was acquired, (viii) Liens on property of the successor entity to Washington, any Subsidiary of the Washington successor or Mexicali which existed prior to the Merger or resulted from the Spin-Off, the Merger or the Purchase Transactions, (ix) the Liens set forth in
Schedule III hereto, (x) easements, rights of way, zoning restrictions, encroachments and other minor defects or irregularities in title, in each case which do not (1) evidence or secure Indebtedness or any other monetary obligation, and (2) will not make the real property unmarketable or interfere in any material respect with the ordinary conduct of the business of Alpha and its Subsidiaries at the real property so encumbered, (xi) any interest or title of a lessor or sublessor under any lease of real estate permitted under the Financing Documents, (xii) Liens arising from the rendering of a final judgment or order that does not give rise to an Event of Default or other similar Liens (not exceeding $10,000,000 in the aggregate) arising in connection with legal proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and such Obligor has established appropriate reserves against such claims in accordance with GAAP, (xiii) Liens securing Refinancing Indebtedness permitted in accordance with Section 7.12, (xiv) bank setoff rights arising in the ordinary course of business, and (xv) any extension, renewal or replacement (or successive extension, renewal, or replacement) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xiv) inclusive; provided, however, that the principal amount of the Indebtedness or other obligation secured thereby shall not exceed the principal amount of the Indebtedness or other obligation so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

                  "PERSON" shall mean any individual, partnership, limited partnership, company, joint venture, firm, corporation, sociedad anonima, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "PLEDGED SECURITIES" shall mean any and all Pledged Stock or any other Security now or hereafter included in the Collateral and shall include those set forth on Schedule 5.2.1 and Schedule 1 of any Financing Agreement Supplement.

                  "PLEDGED STOCK" shall mean the shares of capital stock of each direct or indirect Subsidiary of Alpha owned by Alpha or any Subsidiary other than the Excluded Subsidiaries, including any and all certificates and other instruments now or hereafter evidencing any such capital stock and shall include those set forth on Schedule 5.2.1 and Schedule 1 of any Financing Agreement Supplement.

                  "PROCEEDS" shall have the meaning provided in the UCC or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Conexant or any Obligor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Obligor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (iii) any and all other amounts from time to time paid or payable under, or in connection with, any of the Collateral, including from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of Conexant, (b) any claim of any Obligor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (w) past, present or future infringement of any Patent now or hereafter owned by any Obligor, or licensed under a Patent License, (x) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Obligor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Obligor, (y) past, present or future breach of any License, and (z) past, present or future infringement of any Copyright now or hereafter owned by any Obligor or licensed under a Copyright License.

                  "PURCHASE DOCUMENTS" shall mean the Alpha Asset Purchase Agreement, the Alpha Stock Purchase Agreement and the Mexicali Asset Purchase Agreement, individually and collectively.

                  "PURCHASE MONEY INDEBTEDNESS" shall mean any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capital Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the business of Alpha or its Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

                  "REAL PROPERTY" shall mean, with respect to any person, the right, title and interest of such person in and to land, improvements and fixtures, including leaseholds.

                  "RELEVANT TRANSACTION" shall mean (A) any Asset Sale other than those referred to in Section 7.8(a) through (d), Section 7.8(e) to the extent Net Sale Proceeds may, in accordance with the terms thereof, be used to acquire replacement property or be released to Alpha or a Subsidiary of Alpha and Section 7.8(f); provided that nothing herein shall be deemed to authorize any Asset Sale not expressly permitted by Section 7.8, (B) the issuance of any debt securities (including debt securities convertible into, or exchangeable or exercisable for, equity securities) or the incurrence of any indebtedness for borrowed money pursuant to Section 7.12(a)(iv), and (C) the issuance of any equity securities (including shares of capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares) by Alpha or any Subsidiaries of Alpha, other than (i) any issuance pursuant to warrants, calls or options to acquire shares of Alpha or any of its Subsidiaries issued prior to the Closing Date,
(ii) any issuance of equity securities to employees, officers or directors of Alpha or any of its Subsidiaries (including Washington and its Subsidiaries) in connection with equity-based compensation arrangements in the ordinary course of business, (iii) any issuance or equity securities by a Subsidiary of Alpha solely to Alpha or another Wholly-owned Subsidiary of Alpha, and (iv) any common stock of Alpha issued pursuant to the Warrant dated June 25, 2002 issued by Alpha to Jazz Semiconductor, Inc.

                  "RESERVE" shall mean (i) $0, at any time when the amount of Eligible Receivables exceeds $150,000,000, and (ii) $25,000,000, at any other time.

                  "RESTRICTED PAYMENT" means any action referred to in Section 7.10.

                  "RESTRICTED SUBSIDIARY" shall mean (i) each organization listed in Schedule V, (ii) any other Subsidiary of Alpha, other than an Excluded Subsidiary, which (x) is not an Obligor or (y) has not procured for Conexant a fully perfected, first-priority Lien on all or substantially all of its property and assets pursuant to documentation reasonably satisfactory to Conexant.

                  "REVOLVING LOAN" shall mean any loan made pursuant to Section 2.1.2.

                  "REVOLVING NOTE" shall mean any note issued pursuant to
Section 2.1.6.

                  "SECURITIES ACCOUNT CONTROL AGREEMENT" shall mean the Securities Account Control Agreement among Alpha or any Alpha Subsidiary, Conexant and the Securities Intermediary of Alpha or any Alpha Subsidiary, in form and substance reasonably satisfactory to each party thereto in respect of the Security Accounts listed in Schedule 5.2.1 and Schedule 1 of any Financing Agreement Supplement.

                  "SECURITIES INTERMEDIARY" shall have the meaning set forth in the UCC.

                  "SECURITY" shall have the meaning set forth in the UCC.

                  "SECURITY ACCOUNTS" shall have the meaning set forth in the UCC and shall include the accounts listed on Schedule 5.2.1 hereto and Schedule 1 of any Financing Agreement Supplement.

                  "SECURITY DOCUMENTS" shall mean the U.S. Security Documents, the Foreign Pledge Agreements and the Mexican Security Documents, individually and collectively.

                  "SECURITY ENTITLEMENTS" shall have the meaning set forth in the UCC.

                  "SECURITY INTEREST" shall mean the security interest granted by the Obligors to Conexant pursuant to Section 4 of this Agreement.

                  "SOFTWARE" shall have the meaning set forth in the UCC.

                  "SOLVENT" shall mean, with respect to any person, that the value of the assets of such person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person as of such date and that, as of such date, such person is able to pay all liabilities of such person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPIN-OFF" shall mean the distribution of all the outstanding common stock, par value $0.01 per share, of Washington to the holders of common stock, par value $1.00 per share, of Conexant and Conexant Series B Preferred Stock, other than shares held in the treasury of Conexant, on a one share for one share basis pursuant to the Contribution Agreement.

                  "STOCK PURCHASE NOTE" shall mean the promissory note issued by Alpha to Conexant pursuant to Section 2.2 of the Alpha Stock Purchase Agreement, in the form annexed as Exhibit B-3.

                  "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "parent") any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity, the ordinary voting power or the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is otherwise controlled, in each case, directly or indirectly, by the parent and/or one or more subsidiaries of the parent. For the purposes of this definition, "controlled by" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, through the ownership of voting securities, by contract or otherwise.

                  "SUPPLY AGREEMENT" shall mean the Newport Supply Agreement and the Newbury Supply Agreement, to be entered into between Conexant and Alpha.

                  "SUPPORTING OBLIGATIONS" shall have the meaning set forth in the UCC.

                  "TANGIBLE CHATTEL PAPER" shall have the meaning set forth in the UCC.

                  "TAX" shall mean any Federal, state, or foreign tax, assessment, governmental charge, or levy imposed upon a person or its assets and properties.

                  "TAX ALLOCATION AGREEMENT" shall mean the Tax Allocation Agreement by and among Conexant, Washington and Alpha, dated as of June 25, 2002.

                  "TERMINATION DATE" shall mean the date upon which the Obligations have been paid in full in cash.

                  "TRADEMARK LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Obligor or which any Obligor otherwise has the right to license, or granting to any Obligor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Obligor under any such agreement.

                  "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by any Obligor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, or any State of the United States, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill. Trademarks shall include without limitation (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof).

                  "UCC" shall mean (i) the Uniform Commercial Code as in effect from time to time in the State of New York and (ii) in any case where mandatory choice of law rules in the New York Uniform Commercial Code require the application of the Uniform Commercial Code of another United States jurisdiction, the Uniform Commercial Code of such other jurisdiction as in effect from time to time.

                  "U.S. ASSET PURCHASE NOTE" shall mean the promissory note issued by Alpha to Conexant pursuant to Section 2.2 of the Alpha Asset Purchase Agreement, in the form annexed as Exhibit B-5.

                  "U.S. MORTGAGES" shall mean those certain deeds of trust and mortgage agreements, dated as of the Closing Date, in the form annexed as Exhibit G, for the owned properties set forth in Schedule IV.

                  "U.S. SECURITY DOCUMENTS" means this Agreement, the U.S. Mortgages, the Collateral Assignment of Leases, each Bank Account Control Agreement, each Securities Account Control Agreement, any Financing Agreement Supplement, the Security Interest in registered Trademarks and Patents and in applications for the registration of Trademarks and Patents filed in the United States Patent and Trademark Office, any Security Interest in registered Copyrights and in applications for the registration of Copyrights filed in the United States Copyright Office, the financing statements and each document or instrument provided pursuant to Sections 4.2 and 4.5 from time to time, individually and collectively.

                  "WASHINGTON" shall mean Washington Sub, Inc., a Delaware corporation and Wholly-owned Subsidiary of Conexant.

                  "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary, the parent of which owns, controls or holds 100% of the equity, the ordinary voting power or the general partnership interests at the time any such determination is made, including without limitation any qualifying share structure whereby 100% of such equity, ordinary voting power or general partnership interests are owned, controlled or held by the parent together with its Affiliates, directors or officers.

1.2. RULES OF CONSTRUCTION. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns (subject to any restrictions on such assignments set forth herein), (c) the words "herein", "hereof" and "hereunder", and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, and (f) any reference to any law, rule or regulation shall be construed to mean that law, rule or regulation as amended and in effect from time to time. Each covenant in this Agreement or any other Financing Document shall be given independent effect, and the fact that any act or omission may be permitted by one covenant and prohibited or restricted by any other covenant (whether or not dealing with the same or similar events) shall not be construed as creating any ambiguity, conflict or other basis to consider any matter other than the express terms hereof in determining the meaning or construction of such covenants and the enforcement thereof in accordance with their respective terms.

1.3. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

1.4. HEADINGS DESCRIPTIVE. The headings of the several Sections are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                                   Schedule I

                  "ELIGIBLE RECEIVABLES" shall mean any Accounts Receivable of Alpha, as shown on its most recent consolidated balance sheet, other than any:

                  (a) that does not arise from the sale of goods or the performance of services by Alpha in the ordinary course of its business;

                  (b) (i) upon which Alpha's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which Alpha is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the account debtor's obligation to pay that invoice is subject to Alpha's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable account debtor;

                  (e) with respect to which an invoice has not been sent to the applicable account debtor;

                  (f) that (i) is not owned by Alpha or (ii) is subject to any right, claim, security interest or other interest of any other person, other than Permitted Liens;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of Alpha or any Subsidiary of Alpha;

                  (h) that is the obligation of an account debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof;

                  (i) that is the obligation of an account debtor located in a foreign country;

                  (j) to the extent Alpha is liable for goods sold or services rendered by the applicable account debtor to Alpha but only to the extent of the potential offset;

                  (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor is or may be conditional;

                  (l) that is in default, provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following;

                           (i) the Account is not paid within the earlier of: 60
                  days following its due date or 90 days following its original invoice date;

                           (ii) the account debtor obligated upon such Account
                  suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii) a petition is filed by or against any Account
                  Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is the obligation of an account debtor if 50% or more of the dollar amount of all Accounts owing by that account debtor are ineligible under the other criteria set forth above;

                  (n) as to which Conexant's Lien thereon is not a first priority perfected Lien;

                  (o) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (p) that is payable in any currency other than dollars; or

                  (q) that is otherwise unacceptable to Conexant in its reasonable credit judgment exercised in a manner which is customary either in the commercial finance industry; and

                  (r) that is included in any reserve, including for uncollectable Accounts or other similar reserve.

                                        2